Exhibit 10.1

Execution Version

AMENDMENT NO. 3 TO

REVOLVING CREDIT AGREEMENT

AMENDMENT NO. 3, dated as of November 15, 2019 (this “Amendment”), to the REVOLVING CREDIT AGREEMENT, dated as of November 20, 2014, as amended prior to the date hereof (the “Credit Agreement”), among MSCI INC., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and L/C Issuer. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

WHEREAS, the Borrower has requested to extend the Maturity Date, increase the amount of the Commitments and make certain other amendments to the Credit Agreement;

WHEREAS, JPMorgan Chase Bank, N.A., BofA Securities, Inc., Goldman Sachs Bank USA and Morgan Stanley MUFG Loan Partners, LLC are acting as joint lead arrangers and bookrunners (the “Arrangers”) for this Amendment;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.        Amendments to Credit Agreement.

(a)        The Credit Agreement is, effective as of the Amendment Effective Date (as defined below), hereby amended to be as set forth in the conformed copy of the Credit Agreement attached as Exhibit A hereto.

(b)        Schedule 2.01A of the Credit Agreement is hereby replaced with Schedule 2.01A hereto.

(c)        Schedule 5.12 of the Credit Agreement is hereby replaced with Schedule 5.12 hereto.

(d)        Schedule 7.01 of the Credit Agreement is hereby replaced with Schedule 7.01 hereto.

Section 2.        Conditions to Effectiveness.

The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions (the date of satisfaction of such effectiveness, the “Amendment Effective Date”):

(a)        Counterparts of Amendment. The Administrative Agent (or its counsel) shall have received from (i) the Borrower, (ii) the Guarantors, (iii) the Administrative Agent, (iv) the Lenders and (v) the L/C Issuer, either (x) counterparts of this Amendment signed on behalf of such parties or (y) written evidence satisfactory to the Administrative Agent (which may include email or other electronic transmissions of signed signature pages) that such parties have signed counterparts of this Amendment.

(b)        Opinion of Counsel. The Administrative Agent shall have received an opinion of Davis Polk & Wardwell LLP, dated as of the Amendment Effective Date and covering such matters as the Administrative Agent may reasonably request (and the Borrower hereby instructs counsel to deliver such opinion to the Administrative Agent).

(c)        Officer’s Certificate. The Administrative Agent shall have received a certificate, dated as of the Amendment Effective Date, of a Responsible Officer of the Borrower certifying that (i) the representations specified in Section 3 below are satisfied, and (ii) the conditions set forth in Section 4.02(a) and (b) of the Credit Agreement are satisfied.

(d)        Secretary’s Certificate. The Administrative Agent shall have received a duly executed certificate of an appropriate officer of each Loan Party, certifying (i) that the copies of the Borrower’s Organizational Documents as certified as of a recent date by the appropriate Governmental Authority of the jurisdiction of the Borrower’s organization or formation and attached to such officer’s certificate, are true, correct and complete and in full force and effect as of the Amendment Effective Date, (ii) that the copies of each other Loan Party’s Organizational Documents (x) as previously certified and delivered to the Administrative Agent on the Effective Date, remain in full force and effect as of the Amendment Effective Date without modification or amendment since such original delivery or (y) as certified as of a recent date by the appropriate Governmental Authority of the jurisdiction of such Loan Party’s organization or formation and attached to such officer’s certificate, are true, correct and complete and in full force and effect as of the Amendment Effective Date, (iii) that the copies of such Loan Party’s resolutions approving and adopting the Loan Documents to which it is party, the transactions contemplated herein, and authorizing the execution and delivery thereof, as attached to such officer’s certificate, are true, correct and complete copies and in full force and effect as of the Amendment Effective Date and (iv) as to incumbency certificates identifying the officers of such Loan Party that are authorized to execute this Amendment and to act on such Loan Party’s behalf in connection with this Amendment and who will execute this Amendment.

(e)        Lender Fees. The Borrower shall have paid to the Administrative Agent for the account of (a) each Lender, a consent fee equal to 0.075% of such Lender’s Commitment as of the date hereof before giving effect to this Amendment and (b) each Lender that is increasing its Commitment pursuant to this Amendment, an upfront fee equal to 0.20% of the difference over (x) the amount of such Lender’s Commitment as of the date hereof after giving effect to this Amendment minus (y) the amount of such Lender’s Commitment as of the date hereof before giving effect to this Amendment.

(f)        Fees and Expenses. The Borrower shall have paid all fees, costs and expenses of the Arrangers and the Administrative Agent, including reasonable fees and disbursements of its counsel, due and payable on or prior to the Amendment Effective Date, in the case of expenses, to the extent invoiced at least two Business Days prior to the Amendment Effective Date.

Section 3.        Representations and Warranties.

The Borrower represents and warrants to the Lenders as follows:

(a)        Immediately before and immediately after giving effect to this Amendment, the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that the representations and warranties contained in Section 5.05(a) and (b) of the Credit

Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01(a) and (b), respectively, of the Credit Agreement.

(b)        At the time of, immediately before and immediately after giving effect to this Amendment, no Default exists.

Section 4.        Counterparts.

This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or PDF (or similar file) by electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 5.        Applicable Law, Service of Process.

THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 6.        Headings.

Section headings herein and in the Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Amendment or any Loan Document.

Section 7.        Effect of Amendment.

This Amendment shall be deemed a “Loan Document.” On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the Loan Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment. The Credit Agreement and each of the other Loan Documents, as supplemented by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

Section 8.        Acknowledgement and Reaffirmation of Borrower and Guarantors.

Each of the Borrower and the Guarantors hereby ratifies and confirms its obligations under the Loan Documents to which it is a party, including after giving effect to the amendments and transactions contemplated by this Amendment, and including, without limitation, in the case of each of the Guarantors, its guarantee of the Obligations.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

MSCI INC., as Borrower

By:	/s/Linda S. Huber
Name: Linda S. Huber
Title: Chief Financial Officer

Barra, LLC, as Guarantor:

By:	/s/Linda S. Huber
Name: Linda S. Huber
Title: Chief Financial Officer

RiskMetrics Group, LLC, as Guarantor:

By:	/s/Linda S. Huber
Name: Linda S. Huber
Title: Chief Financial Officer

RiskMetrics Group Holdings, LLC, as Guarantor:

By:	/s/Linda S. Huber
Name: Linda S. Huber
Title: Chief Financial Officer

RiskMetrics Solutions, LLC, as Guarantor:

By:	/s/Linda S. Huber
Name: Linda S. Huber
Title: Chief Financial Officer

[Signature Page to Amendment No. 3]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and L/C Issuer

By:	/s/Jennifer M. Dunneback
Name: Jennifer M. Dunneback
Title: VP

[Signature Page to Amendment No. 3]

JPMORGAN CHASE BANK, NA., as a Lender:

By:	/s/Jennifer M. Dunneback
Name: Jennifer M. Dunneback
Title: VP

[Signature Page to Amendment No. 3]

Bank of America, N.A., as a Lender

By:	/s/Maryanne Fitzmaurice
Name: Maryanne Fitzmaurice
Title: Director

[Signature Page to Amendment No. 3]

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/Ryan Durkin
Name: Ryan Durkin
Title: Authorized Signatory

[Signature Page to Amendment No. 3]

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/Michael King
Name: Michael King
Title: Authorized Signatory

[Signature Page to Amendment No. 3]

MUFG Bank, Ltd., as a Lender

By:	/s/Rajiv Ranjan
Name: Rajiv Ranjan
Title: Vice President

[Signature Page to Amendment No. 3]

Citizens Bank, N.A., as a Lender

By:	/s/Angela Reilly
Name: Angela Reilly
Title: Senior Vice President

[Signature Page to Amendment No. 3]

Fifth Third Bank, National Association, as a Lender

By:	/s/Jose A. Rosado
Name: Jose A. Rosado
Title: Senior Vice President

[Signature Page to Amendment No. 3]

TD Bank, N.A., as a Lender

By:	/s/Steve Levi
Name: Steve Levi
Title: Senior Vice President

[Signature Page to Amendment No. 3]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Lender

By:	/s/Doreen Barr
Name: Doreen Barr
Title: Authorized Signatory

By:	/s/Bastien Dayer
Name: Bastien Dayer
Title: Authorized Signatory

[Signature Page to Amendment No. 3]

Wells Fargo Bank, N.A., as a Lender

By:	/s/Jocelyn Boll
Name: Jocelyn Boll
Title: Managing Director

[Signature Page to Amendment No. 3]

EXHIBIT A

[Amended Credit Agreement]

EXHIBIT A TO AMENDMENT NO. 3

REVOLVING CREDIT AGREEMENT

Dated as of November 20, 2014

as amended as of November 15, 2019

among

MSCI INC.,

as the Borrower,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent and L/C Issuer,

and

The Other Lenders Party Hereto

JPMORGAN CHASE BANK, N.A.,

BOFA SECURITIES, INC.,

GOLDMAN SACHS BANK USA,

and

MORGAN STANLEY MUFG LOAN PARTNERS, LLC

as Joint Lead Arrangers and Bookrunners

-i-

-ii-

-iii-

SCHEDULES

2.01A	Commitments and Applicable Percentages
5.06	Litigation
5.08	Environmental Matters
5.11(d)	ERISA Matters
5.12	Subsidiaries and Other Equity Investments; Loan Parties
5.16	Intellectual Property Matters
7.01	Existing Liens
7.02	Existing Subsidiary Indebtedness
10.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B	Revolving Credit Note
C	Compliance Certificate
D	Assignment and Assumption
E	Guaranty
F	United States Tax Compliance Certificate

-iv-

REVOLVING CREDIT AGREEMENT

This REVOLVING CREDIT AGREEMENT is entered into as of November 20, 2014, as amended as of November 15, 2019, among MSCI Inc., a Delaware corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”) and JPMORGAN CHASE BANK, N.A., as Administrative Agent and L/C Issuer.

PRELIMINARY STATEMENTS:

WHEREAS, the Borrower has requested that (a) the Lenders extend credit in the form of Loans at any time and from time to time prior to the Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $400,000,000 and (b) the L/C Issuer issue Letters of Credit for the account of the Borrower or its Subsidiaries.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01      Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Additional Commitments” has the meaning specified in Section 2.14(a).

“Additional Commitments Effective Date” has the meaning specified in Section 2.14(b).

“Additional Commitment Lender” has the meaning specified in Section 2.14(a)(iii). For the avoidance of doubt, any Additional Commitment Lender shall be deemed a Lender under this Agreement.

“Additional Credit Extension Amendment” means an amendment to this Agreement (which may, at the option of the Administrative Agent, be in the form of an amendment and restatement of this Agreement) providing for any Additional Commitments pursuant to Section 2.14 and/or Extended Commitments pursuant to Section 2.17, which shall be consistent with the applicable provisions of this Agreement and otherwise reasonably satisfactory to the parties thereto. Each Additional Credit Extension Amendment shall be executed by the Administrative Agent, the L/C Issuer, the Loan Parties and the other parties specified in the applicable Section of this Agreement (but not any other Lender not specified in the applicable Section of this Agreement), but shall not effect any amendments that would require the consent of each affected Lender or all Lenders pursuant to the proviso in the first paragraph of Section 10.01. Any Additional Credit Extension Amendment may include conditions for delivery of opinions of counsel and other documentation consistent with the conditions in Section 4.01 and certificates confirming satisfaction of conditions consistent with Section 4.02, all to the extent reasonably requested by the Administrative Agent or the other parties to such Additional Credit Extension Amendment.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMCB in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate Commitments” means the Commitments of all the Lenders. As of the Amendment No. 3 Effective Date, the amount of the Aggregate Commitments is $400,000,000.

“Agreement” means this Revolving Credit Agreement as amended from time to time in accordance with the terms hereof.

“Amendment No. 1” means that certain Amendment No. 1 to Credit Agreement, dated as of the Amendment No. 1 Effective Date, among the Loan Parties, the Lenders party thereto, the Additional Commitment Lender listed on the signature page attached thereto, the Administrative Agent and the L/C Issuer.

“Amendment No. 1 Effective Date” means August 4, 2016, the date on which Amendment No. 1 became effective.

“Amendment No. 3” means that certain Amendment No. 3 to Credit Agreement, dated as of the Amendment No. 3 Effective Date, among the Loan Parties, the Lenders party thereto, the Administrative Agent and the L/C Issuer.

“Amendment No. 3 Effective Date” means November 15, 2019, the date on which Amendment No. 3 became effective.

“Anti-Corruption Laws” means all laws, rules and regulations concerning or relating to bribery or corruption of any jurisdiction in which the Borrower or its Subsidiaries conduct business.

“Anti-Money Laundering Laws” means any and all laws, judgments, orders, executive orders, decrees, ordinances, rules, regulations, statutes, case law or treaties related to terrorism financing or money laundering, including any applicable provision of Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001 (Title III of Pub. L. 107-56) and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959) of any jurisdiction in which the Loan Parties or their respective subsidiaries conduct business.

“Applicable Additional Credit Extension Transaction” means, as of the date of any Additional Credit Extension Amendment, the entering into such Additional Credit Extension Amendment, the consummation of the transactions contemplated thereby and the payment of fees and expenses incurred in connection with the foregoing.

“Applicable Fee Rate” means (i) from the Effective Date to the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.02(a) for the fiscal quarter during which the Effective Date occurs, 0.30% per annum, (ii) from the last date referenced in clause (i) to the Amendment No. 3 Effective Date, the applicable percentage per annum set forth below determined by reference to the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Pricing Level	Consolidated Leverage Ratio	Applicable Fee Rate
1	≤ 1.50:1.00	0.20%
2	> 1.50:1.00 and ≤ 2.50:1.00	0.25%
3	> 2.50:1.00	0.30%

and (iii) from and after the Amendment No. 3 Effective Date, 0.20% per annum.

Prior to the Amendment No. 3 Effective Date, any increase or decrease in the Applicable Fee Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the written request of the Required Lenders, Pricing Level 3 shall apply, as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the first Business Day immediately following delivery of such Compliance Certificate, at which time the Applicable Fee Rate shall be determined based on such Compliance Certificate. Prior to the Amendment No. 3 Effective Date, at any time an Event of Default shall have occurred and be continuing, then, upon the written request of the Required Lenders, Pricing Level 3 shall apply as of the first Business Day after the date on which the Borrower shall have received such request until the first Business Day on which such Event of Default is waived or no longer exists.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Fee Rate for any period prior to the Amendment No. 3 Effective Date shall be subject to the provisions of Section 2.10(b).

“Applicable Parties” has the meaning specified in Section 9.04(c).

“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.16. If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The Applicable Percentage of each Lender as of the Amendment No. 3 Effective Date is set forth opposite the name of such Lender on Schedule 2.01A.

“Applicable Rate” means, (i) from the Effective Date to the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.02(a) for the fiscal quarter during which the Effective Date occurs, 0.75% per annum for Base Rate Loans and 1.75% per annum for Eurodollar Loans and Letter of Credit Fees, (ii) from the last date referenced in clause (i) to the Amendment No. 3 Effective Date, the applicable percentage per annum set forth below determined by reference to the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent prior to the Amendment No. 3 Effective Date pursuant to Section 6.02(a):

Applicable Rate
Pricing Level	Consolidated Leverage Ratio	Eurodollar Loans (Letters of Credit)	Base Rate Loans
1	≤ 1.50:1.00	1.25%	0.25%
2	> 1.50:1.00 and ≤ 2.50:1.00	1.50%	0.50%
3	> 2.50:1.00	1.75%	0.75%

and (iii) from and after the Amendment No. 3 Effective Date, the applicable percentage per annum set forth below determined by reference to the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate
Pricing Level	Consolidated Leverage Ratio	Eurodollar Loans (Letters of Credit)	Base Rate Loans
1	≤ 1.50:1.00	1.00%	0.00%
2	> 1.50:1.00 and ≤ 2.50:1.00	1.25%	0.25%
3	> 2.50:1.00	1.50%	0.50%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the written request of the Required Lenders, Pricing Level 3 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the first Business Day immediately following delivery of such Compliance Certificate, at which time the Applicable Rate shall be determined based on such Compliance Certificate. If at any time an Event of Default shall have occurred and be continuing, then, upon the written request of the Required Lenders, Pricing Level 3 shall apply as of the first Business Day after the date on which the Borrower shall have received such request until the first Business Day on which such Event of Default is waived or no longer exists.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

“Approved Electronic Platform” has the meaning specified in Section 9.04(a).

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, in respect of a Sale/Leaseback Transaction, as at the time of determination, the present value (discounted at the interest rate implicit in such transaction, determined in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

“Audited Financial Statements” means the audited consolidated statements of financial condition of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2018, and the related consolidated statements of income, comprehensive income, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

“Availability Period” means the period from and including the Effective Date to the earliest of (i) the Maturity Date, (ii) the date of termination of the Commitments pursuant to Section 2.06, and (iii) the date of termination of the Commitments pursuant to Section 8.02.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1⁄2 of 1% and (c) the Adjusted LIBO Rate for an Interest Period of one month beginning on such day (or if such day is not a Business Day, the Business Day immediately preceding such day) plus 1.00% per annum; provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based (if this clause (c) applies) on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one-month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 (for the avoidance doubt, only until any amendment has become effective pursuant to Section 3.03(b)), then the Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Base Rate as determined pursuant to the foregoing shall be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may be a SOFR-Based Rate) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement; provided, further, that any such Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion.

“Benchmark Replacement Adjustment” means the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) , that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time (for the avoidance of doubt, such Benchmark Replacement Adjustment shall not be in the form of a reduction to the Applicable Rate).

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBO Rate:

(1)        in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the LIBO Screen Rate permanently or indefinitely ceases to provide the LIBO Screen Rate; or

(2)        in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBO Rate:

(1)        a public statement or publication of information by or on behalf of the administrator of the LIBO Screen Rate announcing that such administrator has ceased or will cease to provide the LIBO Screen Rate, permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Screen Rate;

(2)        a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Screen Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBO Screen Rate, a resolution authority with jurisdiction over the administrator for the LIBO Screen Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Screen Rate, in each case which states that the administrator of the LIBO Screen Rate has ceased or will cease to provide the LIBO Screen Rate permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Screen Rate; and/or

(3)        a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Screen Rate announcing that the LIBO Screen Rate is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder in accordance with Section 3.03 and (y) ending at the time that a Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder pursuant to Section 3.03.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers or, if there is no such board, the managing member of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing or any committee thereof duly authorized to act on behalf thereof.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a borrowing of Loans pursuant to Section 2.01.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York, New York and, if such day relates to any Eurodollar Loan, means any such day that is also a London Banking Day.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent or L/C Issuer and the Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the L/C Issuer benefiting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means any of the following types of investments, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens (other than Liens permitted under this Agreement):

(a)        readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than two (2) years from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

(b)        time deposits with, or certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $500,000,000, in each case with maturities of not more than 360 days from the date of acquisition thereof;

(c)        commercial paper issued by any Person organized under the laws of any state of the United States and rated, at the time of acquisition thereof, at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 360 days from the date of acquisition thereof;

(d)        readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having, at the time of acquisition thereof, an Investment Grade Rating with maturities of 360 days or less from the date of acquisition;

(e)        readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having, at the time of acquisition thereof, an Investment Grade Rating with maturities of 360 days or less from the date of acquisition;

(f)        fully collateralized repurchase agreements with a term of not more than 30 days for underlying securities described in clauses (a) through (e) above and entered into with a financial institution satisfying the criteria described in clause (b) above;

(g)        any money market or similar fund not less than 90% of the assets of which are comprised of cash or any of the items specified in clauses (a) through (f) of this definition and as to which withdrawals are permitted at least every 90 days; and

(h)        other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing.

“CFC” means a controlled foreign corporation within the meaning of Section 957 of the Code.

“Change in Law” means the occurrence, after the Amendment No. 3 Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender or L/C Issuer (or, for purposes of Section 3.04(b), by any lending office of such Lender or by such Lender’s or L/C Issuer’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Amendment No. 3 Effective Date; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means an event or series of events by which:

(a)        any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Borrower (or its successor by merger, consolidation or purchase of all or substantially all of its assets), other than by the imposition of a holding company, the beneficial owners of whose Voting Stock would not have caused a Change of Control if such beneficial owners had directly held the Voting Stock of the Borrower held by such holding company;

(b)        the adoption of a plan relating to the liquidation or dissolution of the Borrower; or

(c)        the merger or consolidation of the Borrower with or into another Person or the merger of another Person with or into the Borrower, or the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation, in one or a series of related transactions) of all or substantially all the assets of the Borrower (determined on a consolidated basis) to another Person other than a transaction, in the case of a merger or consolidation transaction, following which holders of securities that represented 100% of the Voting Stock of the Borrower immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least 50% of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after giving effect to such transaction.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral Account” has the meaning specified in Section 2.03(l).

“Commitment” means, as to each Lender, its obligation to (a) make Loans to the Borrower pursuant to Section 2.01 and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01A under the caption “Commitment” opposite such caption in the Additional Credit Extension Amendment or Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement; provided, that at no time shall the Revolving Credit Exposure of any Lender exceed its Commitment.

“Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A.

“Communications” has the meaning specified in Section 9.04(c).

“Compliance Certificate” means a certificate substantially in the form of Exhibit C or any other form reasonably acceptable to the Borrower and the Administrative Agent.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the Administrative Agent in accordance with:

(1)        the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

(2)        if, and to the extent that, the Administrative Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that the Administrative Agent determines in its reasonable discretion are substantially consistent with any evolving or then-prevailing market convention for determining compounded SOFR for U.S. dollar-denominated syndicated credit facilities at such time;

provided, further, that if the Administrative Agent decides that any such rate, methodology or convention determined in accordance with clause (1) or clause (2) is not administratively feasible for the Administrative Agent, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement.”

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of the Borrower and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period plus (a) the following to the extent deducted (and not added back) in calculating such Consolidated Net Income (without duplication): (i) Consolidated Interest Charges, (ii) the provision for Federal, state, local and foreign income taxes and for foreign withholding taxes payable, (iii) depreciation and amortization expense, including any amortization of intangibles, (iv) non-cash charges (including non-cash charges related to employee benefit or other management or stock compensation plans or expense, but excluding write-offs, write-downs or reserves with respect to accounts receivable or inventory (which write-offs, write-downs or reserves shall not be added back under any clause of this definition of Consolidated EBITDA (other than clause (b)(ii) below))) (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA in such future period to such extent, and excluding amortization of a prepaid cash item that was in a prior period), (v) unusual or non-recurring losses or expenses (including severance and relocation costs, one-time compensation charges, restructuring charges, integration costs and reserves), including such items related to acquisitions and to closure/consolidation of facilities, in an amount not to exceed, in the aggregate under this clause (v) for any Measurement Period, 5.0% of Consolidated EBITDA for such Measurement Period, (vi) transaction costs, fees and expenses (including swap breakage costs) in connection with the Transactions, any sale of Equity Interests, any acquisition or other investment, any disposition, the incurrence of, or any refinancing of, any Indebtedness or any Applicable Additional Credit Extension Transaction (in each case whether or not successful), (vii) any net after-tax loss from the early extinguishment of Indebtedness or hedging obligations or other derivative instruments, (viii) costs of surety bonds incurred in connection with financing activities, (ix) mark-to-market losses recognized pursuant to FASB ASC Topic 815 or any successor thereof, (x) to the extent reimbursement therefor is actually received by the Borrower or a Subsidiary, expenses incurred to the extent covered by indemnification provisions in any agreement in connection with any acquisition and (xi) cash expenses incurred during such period in connection with casualty events to the extent such expenses are reimbursed in cash by insurance during such period and minus (b) the following to the extent included in calculating such Consolidated Net Income (without duplication): (i) Federal, state, local and foreign income tax credits, (ii) all non-cash items increasing Consolidated Net Income (excluding any such non-cash item to the extent it represents the reversal of an accrual or reserve for potential cash items in any prior period or reversal of a reserve with respect to accounts receivable or inventory which reduced Consolidated EBITDA hereunder in a prior period), (iii) unusual or non-recurring gains or income, (iv) any net after-tax income from the early extinguishment of Indebtedness or hedging obligations or other derivative instruments, and (v) mark-to-market gains recognized pursuant to FASB ASC Topic 815 or any successor thereof (in each case of or by the Borrower and its Subsidiaries for such Measurement Period); provided that (x) there shall be excluded in determining Consolidated EBITDA non-operating currency transaction gains and losses (including the net loss or gain resulting from Swap Contracts for currency exchange risk) and (y) for purposes of determining the Consolidated Leverage Ratio and the Consolidated Interest Coverage Ratio, Consolidated EBITDA shall be determined on a Pro Forma Basis. The calculation of Consolidated EBITDA shall exclude any non-cash impact attributable to the reduction in deferred revenue or reduction in deferred costs to balance sheet accounts as a result of the fair value exercise undertaken as required by purchase method of accounting for any acquisition permitted hereunder, in accordance with GAAP (such exclusion to be reflected in the period in which such revenues or costs would have been recorded had such reduction not been required).

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, Indebtedness of the type described in clauses (a), (b) (to the extent drawn and not reimbursed), (f), (g) and, without duplication, (h) (with respect to any Indebtedness described in clauses (a), (b) (to the extent drawn and not reimbursed), (f) or (g) of the definition of “Indebtedness”) of the definition of “Indebtedness”. Notwithstanding any other provision of this Agreement to the contrary, the amount of Consolidated Funded Indebtedness for which recourse is limited either to a specified amount or to an identified asset of such Person shall be deemed to be equal to such specified amount or the fair market value of such identified asset as determined by such Person in good faith, as the case may be.

“Consolidated Interest Charges” means, for any Measurement Period, the sum, without duplication, of (a) all interest, premium payments and debt discount in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP but, in any event, excluding upfront fees and expenses and the amortization of deferred financing costs (including, for the avoidance of doubt, any upfront fees, expenses or amortized deferred financing costs accelerated upon giving effect to this Agreement, amendments to this Agreement and the transactions contemplated thereby or hereby), and (b) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP, in each case, of or by the Borrower and its Subsidiaries on a consolidated basis for such period. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by the Borrower or any Subsidiary with respect to interest rate Swap Contracts.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Charges paid in cash, in each case, of or by the Borrower and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) (x) Consolidated Funded Indebtedness as of such date minus (y) up to $100.0 million of unrestricted cash and cash equivalents of the Borrower and its Subsidiaries as of such date to (b) Consolidated EBITDA of the Borrower and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

“Consolidated Net Income” means, at any date of determination, the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period; provided that Consolidated Net Income shall exclude, without duplication, (a) any net after-tax extraordinary gains or losses for such Measurement Period and the cumulative effect of a change in accounting principles during such Measurement Period, (b) any net after-tax gains or losses on asset sales outside the ordinary course of business, (c) the net income of any Subsidiary (other than a Guarantor) during such Measurement Period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or Law applicable to such Subsidiary during such Measurement Period, except that the Borrower’s equity in the net income of any such Person for such Measurement Period shall be included in Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed by such Person during such Measurement Period to the Borrower or a Guarantor as a dividend or other distribution, and (d) any income (or loss) for such Measurement Period of any Person (other than the Borrower) if such Person is not a Subsidiary, except that the Borrower’s equity in the net income of any such Person for such Measurement Period shall be included in Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed by such Person during such Measurement Period to the Borrower or a Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary (other than a Guarantor), such Subsidiary is not precluded from further distributing such amount to the Borrower (or a Guarantor) as described in clause (c) of this proviso).

“Consolidated Total Assets” means the consolidated total assets of the Borrower and its Subsidiaries, as shown on the most recent balance sheet of the Borrower delivered pursuant to Section 6.01(a) or (b).

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the applicable Interest Period with respect to the LIBO Rate.

“Covered Entity” means any of the following:

(i)        a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)       a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)      a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 10.19.

“Credit Extension” means (a) a Borrowing or (b) an L/C Credit Extension.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 2.16, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any L/C Issuer in writing that it does not intend to comply with its funding obligations hereunder or generally under other agreements in which it commits to extend credit, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (and is financially able to meet such obligations as of the date of certification) (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16) upon delivery of written notice of such determination to the Borrower, each L/C Issuer and each Lender.

“Disposition” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and whether effected pursuant to a division or otherwise) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. The term “Dispose” shall have a correlative meaning to the term “Disposition”.

“Disqualified Equity Interest” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case of clauses (a) through (d) above, prior to the date that is ninety-one (91) days after the latest Maturity Date in effect at the time of issuance of such Equity Interest; provided that an Equity Interest shall not be deemed to be a Disqualified Equity Interest solely because it is redeemable or is required to be redeemed as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and all outstanding Letters of Credit.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.

“Early Opt-in Election” means the occurrence of:

(1)        (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 3.03 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and

(2)        (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway and any other state that is a member of the European Economic Area.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” has the meaning specified in Section 4.01.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

“Environmental Laws” means any and all Laws relating to pollution or the protection of the environment or the release of any hazardous or toxic materials into the environment.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities of such Person convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting; provided that “Equity Interests” shall exclude any indebtedness convertible into or exchangeable for Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974 and the regulations promulgated and the rulings issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) any failure to meet the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, with respect to any Pension Plan, whether or not waived, or the failure to make any required contribution to a Multiemployer Plan; (d) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (e) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan; (f) the filing of a notice of intent to terminate a Pension Plan or Multiemployer Plan or the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Section 4041 or 4041A of ERISA, respectively; (g) the institution by the PBGC of proceedings to terminate a Pension Plan or Multiemployer Plan; (h) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (i) the determination that any Pension Plan is considered an at-risk plan or a Multiemployer Plan is in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303 and 305 of ERISA; or (j) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Subsidiary” means (a) any Domestic Subsidiary of a CFC, (b) any Domestic Subsidiary that owns no material assets (directly or through one or more Persons that are disregarded entities for purposes of the Code) other than Equity Interests (including any debt instrument treated as equity for U.S. federal income tax purposes) of one or more CFCs, (c) any Subsidiary that is not, directly or indirectly, wholly-owned by the Borrower and its Subsidiaries and (d) any Subsidiary that is prohibited by applicable law, rule or regulation or by any contractual obligation existing at the time such Subsidiary is acquired (and not in contemplation of such acquisition) from providing a Guarantee or which would require governmental (including regulatory) consent, approval, license or authorization of any third party (other than the Borrower or any of its Subsidiaries) to provide a Guarantee unless such consent, approval, license or authorization has been received.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to, or required to be withheld or deducted from a payment to, a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Foreign Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Foreign Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Foreign Lender acquires the applicable interest in the applicable Commitment (other than pursuant to an assignment request by the Borrower under Section 10.13) or (ii) such Foreign Lender changes its Lending Office, except in each case to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from any Loan Party with respect to such withholding Tax pursuant to Section 3.01(a), (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any withholding Taxes imposed under FATCA.

“Exempted Debt” means, without duplication, (i) all obligations of the Borrower and its Subsidiaries which is secured by a Lien incurred and outstanding under Section 7.01(a)(xxviii), (ii) all Attributable Indebtedness in respect of Sale/Leaseback Transactions Incurred and outstanding under Section 7.04(c) and (iii) all indebtedness of Subsidiaries of the Borrower that are not Guarantors Incurred and outstanding under Section 7.02(b)(xv).

“Existing Credit Agreement” means the Amended and Restated Credit Agreement dated as of May 4, 2012 (as amended prior to the date hereof) among the Borrower and the other parties thereto.

“Existing Letters of Credit” means those letters of credit issued and outstanding as of the Effective Date under the Existing Credit Agreement.

“Extended Commitment” means any Commitment the Maturity Date of which is extended in accordance with Section 2.17.

“Extending Lender” has the meaning specified in Section 2.17(b).

“Extension Date” has the meaning specified in Section 2.17(a).

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above), any intergovernmental agreement, treaty or convention among Governmental Authorities (and any U.S. or non-U.S. fiscal or regulatory law, legislation, rules, or official administrative practices) implementing the foregoing.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as shall be set forth on the Federal Reserve Bank of New York’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided that if the Federal Funds Effective Rate as so determined shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Federal Reserve Bank of New York’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Fee Letter” means the Engagement Letter, dated as of October 22, 2014, between the Borrower, JPMCB and J.P. Morgan.

“Foreign Lender” means any Lender or L/C Issuer that is not a United States person within the meaning of Section 7701(a)(30) of the Code.

“Foreign Subsidiary” means any direct or indirect Subsidiary of the Borrower which is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants (or any successor thereto), the statements and pronouncements of the Financial Accounting Standards Board (or any successor thereto) or the statements and pronouncements of the Securities Exchange Commission, in each case applicable to companies subject to reporting under Section 13 or 15(d) of the Exchange Act. Unless otherwise specified, subject to Section 1.03, all computations contained in this Agreement will be computed in conformity with GAAP. At any time after the Effective Date, subject to Section 1.03(b), the Borrower may elect to apply International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board or any successor thereto applicable to companies subject to reporting under Section 13 or 15(d) of the Exchange Act in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS on the date of such election; provided that any calculation or determination in this Agreement that requires the application of GAAP for periods that include fiscal quarters ended prior to the Borrower’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made (or, if such Guarantee is limited by its terms to a lesser amount, such lesser amount) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith; provided that, in the case of any Guarantee of the type set forth in clause (b) above, if recourse to such Person for such Indebtedness is limited to the assets subject to such Lien, then such Guarantee shall be a Guarantee hereunder solely to the extent of the lesser of (x) the amount of the Indebtedness secured by such Lien and (y) the value of the assets subject to such Lien. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, the Subsidiaries of the Borrower identified on Schedule 5.12 and each other Subsidiary of the Borrower that executes and delivers the Guaranty pursuant to Section 6.12, in each case, until such Subsidiary is released from the Guaranty in accordance herewith and therewith.

“Guaranty” means, collectively, the Guaranty dated as the date hereof made by the Guarantors in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit E, together with each other guaranty and guaranty supplement delivered pursuant to Section 6.12, in each case as amended, supplemented or otherwise modified from time to time.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated as hazardous or toxic (or words of similar import) pursuant to any Environmental Law.

“IBA” has the meaning specified in Section 1.09.

“IFRS” has the meaning specified in the definition of “GAAP”.

“Immaterial Subsidiary” means, at any date of determination, a Subsidiary of the Borrower that, together with all other Immaterial Subsidiaries, did not have total assets on the last day of the most recent Measurement Period that equaled or exceeded 5% of the Consolidated Total Assets of the Borrower and its Subsidiaries at such date.

“Impacted Interest Period” has the meaning assigned to it in the definition of “LIBO Rate.”

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)        all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)        the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)        net obligations of such Person under any Swap Contract;

(d)        all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable, deferred expenses or accrued expenses in the ordinary course of business and earn-out obligations until such obligations become a liability on the balance sheet of such Person in accordance with GAAP and if not paid after becoming due and payable);

(e)        indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)        all Attributable Indebtedness of such Person;

(g)        all obligations of such Person under Capitalized Leases; and

(h)        all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer (but only to the extent such Person is liable therefor as a result of such Person’s ownership interest in such joint venture), unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Taxes” means all Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.

“Indemnitee” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Interest Payment Date” means, (a) as to any Eurodollar Loan, the last day of each Interest Period applicable to such Loan and each Maturity Date; provided, however, that if any Interest Period for a Eurodollar Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each fiscal quarter of the Borrower, commencing with the first such day to occur after the Effective Date, and each Maturity Date.

“Interest Period” means, as to each Eurodollar Loan, the period commencing on the date such Eurodollar Loan is disbursed or converted to or continued as a Eurodollar Loan and ending on the date one, two, three or six months thereafter, or if available to, and consented to by, all the Lenders, twelve months thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:

(a)        any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)        any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)        no Interest Period shall extend beyond the latest Maturity Date.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period for which the LIBO Screen Rate is available that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) (with a stable or better outlook) by Moody’s or BBB- (or the equivalent) (with a stable or better outlook) by S&P, or an equivalent rating by any other nationally recognized statistical rating agency selected by the Borrower.

“IRS” means the United States Internal Revenue Service.

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Agreement, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) regarding the L/C Issuer’s L/C Sublimit or the respective rights and obligations between the Borrower (or any Subsidiary) and the L/C Issuer in connection with the issuance of Letters of Credit.

“J.P. Morgan” means J.P. Morgan Securities LLC.

“JPMCB” means JPMorgan Chase Bank, N.A. and its successors.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Disbursement” means a payment made by the L/C Issuer pursuant to a Letter of Credit.

“L/C Sublimit” means $10,000,000. The Borrower may, at any time and from time to time, reduce the L/C Sublimit with the consent of the L/C Issuer; provided that the Borrower shall not reduce the L/C Sublimit if, after giving effect of such reduction, the conditions set forth in clauses (i) through (iii) of Section 2.03(b) shall not be satisfied.

“L/C Issuer” means JPMCB in its capacity as issuer of Letters of Credit hereunder, any successor issuer of Letters of Credit hereunder or any other Lender that agrees to be an L/C Issuer and is approved by the Borrower and the Administrative Agent to issue Letters of Credit. Any L/C Issuer may, in its sole discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such L/C Issuer, in which case the term “L/C Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. The term “L/C Issuer” shall mean the applicable issuer of the relevant Letters of Credit as the context may require.

“L/C Obligations” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (b) the aggregate amount of all L/C Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender shall remain in full force and effect until the L/C Issuer and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

“Lead Arrangers” means (A) prior to Amendment No. 3, (i) prior to Amendment No. 1, J.P. Morgan and (ii) in connection with and after Amendment No. 1, JPMCB, in each case, in its capacity as sole lead arranger and bookrunner for the facility hereunder and (B) in connection with Amendment No. 3, JPMCB, BofA Securities, Inc., Goldman Sachs Bank USA and Morgan Stanley MUFG Loan Partners, LLC, acting through Morgan Stanley Senior Funding, Inc. and MUFG Bank, Ltd., in their capacity as joint lead arrangers and bookrunners for the facility hereunder.

“Lender” has the meaning specified in the introductory paragraph hereto.

“Lender Party” shall mean the Administrative Agent, the L/C Issuer or any Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any standby letter of credit issued hereunder.

“Letter of Credit Agreement” has the meaning specified in Section 2.03(b).

“Letter of Credit Application” means an application and agreement for the issuance, amendment or extension of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is five Business Days prior to the latest Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(i).

“Leverage Increase Election” has the meaning specified in Section 7.07(b).

“Leverage Increase Period” has the meaning specified in Section 7.07(b).

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”), then the LIBO Rate shall be the Interpolated Rate.

“LIBO Screen Rate” means, for any day and time, with respect to any Eurodollar Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for U.S. Dollars for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means a loan made pursuant to Section 2.01.

“Loan Documents” means, collectively, (a) this Agreement and amendments of and joinders to this Agreement that are deemed pursuant to their terms to be Loan Documents for purposes hereof, (b) the Notes, (c) the Guaranty, (d) the Fee Letter, (e) any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.15 of this Agreement, (f) each Issuer Document and (g) each Additional Credit Extension Amendment.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Material Acquisition” means an acquisition of one or more assets or businesses (including Equity Interests in any Person that becomes a Subsidiary thereby) in a single transaction or series of related transactions where the aggregate consideration payable by the Borrower or any of its Subsidiaries is at least $100.0 million.

“Material Adverse Effect” means (a) a material adverse effect on the operations, business, properties, liabilities (actual or contingent) or financial condition of the Borrower and its Subsidiaries, taken as a whole; (b) a material adverse effect on the ability of the Loan Parties (taken as a whole) to perform their payment obligations under any Loan Document; or (c) a material adverse effect on the material rights and remedies of the Lenders and the Administrative Agent under any Loan Document.

“Material Domestic Subsidiary” means, at any time, any Domestic Subsidiary (other than an Excluded Subsidiary) that accounts for more than 5.0% of the consolidated total assets of the Borrower and its Subsidiaries as of the end of the fiscal year for which annual financial statements have been (or was required to be) delivered or as of the time such Person became a Domestic Subsidiary calculated on a pro forma basis assuming for such purpose that such Person became a Domestic Subsidiary as of the end of the most recent Measurement Period.

“Maturity Date” means (a) with respect to Commitments in effect as of the Amendment No. 3 Effective Date, the fifth anniversary of the Amendment No. 3 Effective Date and (b) with respect to any other Commitments, the date specified as the “Maturity Date” thereof pursuant to the Additional Credit Extension Amendment establishing such Commitments; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Maximum Rate” has the meaning specified in Section 10.09.

“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of the Borrower ending prior to such date for which financial statements have been delivered (or were required to be delivered).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Morgan Stanley” means Morgan Stanley Senior Funding, Inc. or any of its Affiliates (other than the Borrower and its Subsidiaries).

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“New Lender” has the meaning specified in Section 2.17(e).

“Non-Extending Lender” has the meaning specified in Section 2.17(b).

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit B.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a banking day of the NYFRB, for the immediately preceding banking day of the NYFRB); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received to the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 10.13).

“Outstanding Amount” means (a) with respect to Loans, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of the Loans occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on the Federal Reserve Bank of New York’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any employee pension benefit plan within the meaning of Section 3(2) of ERISA (including Multiple Employer Plans but excluding Multiemployer Plans) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Plan” means any employee pension benefit plan within the meaning of Section 3(2) of ERISA that is maintained or contributed to by the Borrower or its subsidiaries, or, with respect to any Plan that is a Pension Plan, any ERISA Affiliate.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Platform” has the meaning specified in Section 6.02.

“primary obligor” has the meaning specified in the definition of “Guarantee.”

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the

Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Pro Forma Basis” means:

(a)        the Transactions or any investments, acquisitions, dispositions of any subsidiary, line of business or division that have been made by the Borrower or any of its subsidiaries, and incurrences or repayments of indebtedness in connection with such investment, acquisition or disposition, during the applicable reference period or subsequent to such reference period and on or prior to the date of determination will be given pro forma effect, as if they had occurred on the first day of the applicable reference period;

(b)        any Person that is a Subsidiary of the Borrower on the date of determination will be deemed to have been a Subsidiary of the Borrower at all times during such reference period; and

(c)        any Person that is not a Subsidiary of the Borrower on the date of determination will be deemed not to have been a Subsidiary of the Borrower at any time during such reference period.

For purposes of this definition, whenever pro forma effect is given to a transaction, the pro forma calculations shall be made in good faith by a Responsible Officer of the Borrower and, except as set forth in the next sentence, in a manner consistent with Article 11 of Regulation S-X of the Securities Act of 1933, as set forth in a certificate of a Responsible Officer of the Borrower (with supporting calculations) delivered to the Administrative Agent. In addition to any adjustments consistent with Regulation S-X, such certificate may set forth additional pro forma adjustments arising out of factually supportable and identifiable cost savings initiatives attributable to, or any other adjustments reasonably attributable to such investment, acquisition or disposition (net of any additional costs associated with such investment, acquisition or disposition) and expected in good faith to be realized within 12 months following such investment, acquisition or disposition, including, but not limited to, (w) reduction in personnel expenses, (x) reduction of costs related to administrative functions, (y) reductions of costs related to leased or owned properties and (z) reductions from the consolidation of operations and streamlining of corporate overhead (taking into account, for purposes of determining such calculation, any historical financial statements of the business or entities acquired or disposed of, assuming such investment, acquisition or disposition, and all other investments, acquisitions or dispositions that have been consummated during the beginning of such period, and any indebtedness or other liabilities repaid or incurred in connection therewith had been consummated and incurred or repaid at the beginning of such period; provided that the aggregate amount of adjustments made pursuant to this sentence shall at no time exceed 15% of Consolidated EBITDA after giving pro forma effect thereto. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower may designate.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified in Section 10.19.

“Qualified Equity Interests” of any Person means any Equity Interests of such Person that are not Disqualified Equity Interests of such Person.

“Recipient” means (a) the Administrative Agent, (b) any Lender, (c) any L/C Issuer or (d) any other recipient of a payment to be made by or on account of an obligation of any Loan Party hereunder or any other Loan Document, as applicable.

“Refinancing Indebtedness” means, with respect to any Indebtedness, Indebtedness that refinances, refunds, renews, extends or replaces such Indebtedness in an aggregate principal amount that does not exceed the principal amount of the Indebtedness being refinanced, refunded, renewed, extended or replaced plus accrued and unpaid interest thereon and any reasonable fees, premiums (including tender premiums) and expenses relating to such refinancing, refunding, renewal, extension or replacement.

“Register” has the meaning specified in Section 10.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, advisors and other representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of the Loans, a Committed Loan Notice and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

“Required Lenders” means, subject to Section 2.16, (a) at any time prior to the earlier of the Loans becoming due and payable pursuant to Section 8.01 or the Commitments terminating or expiring, Lenders having Revolving Credit Exposures and Unfunded Commitments representing more than 50% of the sum of the Revolving Credit Exposures and Unfunded Commitments of all Lenders at such time, provided that, solely for purposes of declaring the Loans to be due and payable pursuant to Section 8.01, the Unfunded Commitment of each Lender shall be deemed to be zero; and (b) for all purposes after the Loans become due and payable pursuant to Section 8.01 or the Commitments expire or terminate, Lenders having Revolving Credit Exposures representing more than 50% of the sum of the Revolving Credit Exposures of all Lenders.

“Responsible Officer” means the chief executive officer, president, chief financial officer, chief strategy officer, principal accounting officer, general counsel, global controller and head of finance operations, treasurer, assistant treasurer, controller, assistant controller, corporate secretary, assistant corporate secretary, investor relations vice president, treasury vice president, head of internal audit of a Loan Party or any other officer in a similar capacity and, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01(a)(iii), the secretary or any assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Borrower’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment; provided that any payment on any indebtedness convertible into or exchangeable for any Equity Interests shall not constitute a Restricted Payment.

“Reuters” has the meaning specified in Section 1.07.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of (i) the outstanding principal amount of such Lender’s Loans and (ii) such Lender’s Applicable Percentage of the L/C Obligations.

“Sale/Leaseback Transaction” has the meaning assigned to it under Section 7.04.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria and Crimea).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or Her Majesty’s Treasury, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person owned fifty (50) percent or more by one or more Persons referenced in clause (a).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the NYFRB, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.

“SOFR-Based Rate” means SOFR, Compounded SOFR or Term SOFR.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves)

expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). Such reserve percentage shall include those imposed pursuant to Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Supported QFC” has the meaning specified in Section 10.19.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Threshold Amount” means $100,000,000.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Transaction” means, collectively, (i) entering into this Agreement, (ii) the repayment of all outstandings, and termination of all commitments, under the Existing Credit Agreement and (iii) the payment of the fees and expenses incurred in connection with the foregoing.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Loan.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than zero, the Unadjusted Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Unfunded Commitment” means, with respect to each Lender, the Commitment of such Lender less such Lender’s Revolving Credit Exposure.

“United States” and “U.S.” mean the United States of America.

“United States Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(iii).

“Unmatured Surviving Obligations” means Obligations under this Agreement and the other Loan Documents that by their terms survive the termination of this Agreement or the other Loan Documents but are not, as of the date of determination, due and payable and for which no outstanding claim has been made.

“Unreimbursed Amount” has the meaning specified in Section 2.03(e).

“U.S. Lender” has the meaning specified in Section 3.01(e).

“U.S. Special Resolution Regimes” has the meaning specified in Section 10.19.

“USA Patriot Act” has the meaning specified in Section 10.17.

“Voting Stock” of a Person means all classes of Equity Interests of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person.

“wholly-owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly-owned Subsidiaries of such Person.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.02      Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)        The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)        In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(c)        Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d)        Any references to the “date of this Agreement” or the “date hereof” shall refer to the Effective Date.

1.03      Accounting Terms.

(a)        Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements of the Borrower and its Subsidiaries, except as otherwise specifically prescribed herein. Notwithstanding any other provision contained herein, (i) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB ASC Topic 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any of its Subsidiaries at “fair value,” as defined therein, (ii) the effects of FASB ASC 470-20 on financial liabilities shall be disregarded and (iii) as set forth in Section 1.03(c) below, the effects of FAS 842 on liabilities for operating leases shall be disregarded.

(b)        Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c)        Leases. Notwithstanding anything to the contrary contained in Section 1.03(b) or in the definition of “Capitalized Leases,” any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842) (“FAS 842”), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015, such lease shall not be considered a capital lease, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith (and, for the avoidance of doubt, operating leases (as determined after giving effect to this Section 1.03(c)), shall not be considered “Indebtedness” for any purpose under this Agreement).

1.04        Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05        Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern Time (daylight or standard, as applicable).

1.06        Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.07        Currency Equivalents Generally. Any amount specified in this Agreement (other than in Articles II and IX) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be determined by using the rate of exchange for the purchase of dollars with the applicable currency last provided (either by publication or otherwise provided to the Administrative Agent) by the applicable Thomson Reuters Corp., Refinitiv, or any successor thereto (“Reuters”) source on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of dollars with the applicable currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its reasonable discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its reasonable discretion).

1.08        Pro Forma Calculation. Notwithstanding anything to the contrary herein, the calculation of the Consolidated Leverage Ratio and the Consolidated Interest Coverage Ratio on any date for any purpose under this Agreement shall be made on a Pro Forma Basis.

1.09        Interest Rates; LIBOR Notification. The interest rate on Eurodollar Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. Upon the occurrence of a Benchmark Transition Event or an Early Opt-In Election, Section 3.03 provides a mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Borrower, pursuant to Section 3.03, of any change to the reference rate upon which the interest rate on Eurodollar Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 3.03(b), whether upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 3.03(c)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

1.10        Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01      The Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make revolving loans to the Borrower from time to time in Dollars, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment at such time; provided, however, that after giving effect to any Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations shall not exceed such Lender’s Commitment. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. The Loans may be Base Rate Loans or Eurodollar Loans, as further provided herein.

2.02      Borrowings, Conversions and Continuations of Loans.

(a)        Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by submitting a Request for Credit Extension. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Loans or of any conversion of Eurodollar Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Borrower wishes to request Eurodollar Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” (A) the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them and (B) not later than 11:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower whether or not the requested Interest Period has been consented to by all such Lenders. Each such Committed Loan Notice must be appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Except as provided in Section 2.03(e), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar

Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)        Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans. Each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the Credit Extension on the Effective Date, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by the Borrower; provided, however, that if, on the date a Committed Loan Notice with respect to a Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be, first, applied to the payment in full of any such L/C Borrowings, and second, made available to the Borrower as provided above.

(c)        Except as otherwise provided herein, a Eurodollar Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Loan. Upon notice to the Borrower from the Administrative Agent or the Required Lenders during the existence of an Event of Default, no Loans may be requested as, converted to or continued as Eurodollar Loans.

(d)        The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Loans upon determination of such interest rate.

(e)        After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect hereunder.

2.03      Letters of Credit.

(a)        Letters of Credit Generally. Subject to the terms and conditions set forth herein, the Borrower may request the L/C Issuer to, and the L/C Issuer may, in its sole discretion, issue Letters of Credit as the applicant thereof for the support of its or its Subsidiaries’ obligations, in a form reasonably acceptable to the L/C Issuer, at any time and from time to time prior to the Letter of Credit Expiration Date.

(b)        Notice of Issuance, Amendment, Extension. To request the issuance of a Letter of Credit (or the amendment or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the L/C Issuer) to the L/C Issuer selected by it and to the Administrative Agent (reasonably in advance of the requested date of issuance, amendment or extension, but in any event no less than three (3) Business Days) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend or extend such Letter of Credit. In addition, as a condition to any such Letter of Credit issuance, the Borrower shall have entered into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or shall submit a letter of credit application, in each case, as required by the L/C Issuer and using the L/C Issuer’s standard form (each, a “Letter of Credit Agreement”). In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, the terms and conditions of this Agreement shall control. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) the L/C Obligations shall not exceed the L/C Sublimit, (ii) no Lender’s Revolving Credit Exposure shall exceed its Commitment and (iii) the Revolving Credit Exposures of all Lenders shall not exceed the Aggregate Commitments.

(c)        Expiration Date. Each Letter of Credit shall expire (or be subject to termination by notice from the L/C Issuer to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any extension of the expiration date thereof, one year after such extension) and (ii) the date that is five (5) Business Days prior to the Maturity Date.

(d)        Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the L/C Issuer or the Lenders, the L/C Issuer hereby grants to each Lender, and each Lender hereby acquires from the L/C Issuer, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the L/C Issuer, such Lender’s Applicable Percentage of each L/C Disbursement made by the L/C Issuer and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason, including after the Maturity Date. Each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments.

(e)        Reimbursement. If the L/C Issuer shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such L/C Disbursement by paying to the Administrative Agent an amount equal to such L/C Disbursement not later than 1:00 p.m., New York City time, on the date that such L/C Disbursement is made, if the Borrower shall have received notice of such L/C Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 1:00 p.m., New York City time, on the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.02 that such payment be financed with a Base Rate Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Base Rate Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable L/C Disbursement, the payment then due from the Borrower in respect thereof (the “Unreimbursed Amount”) and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.02(b) with respect to Loans made by such Lender (and Section 2.02(b) shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the L/C Issuer the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the L/C Issuer or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the L/C Issuer, then to such Lenders and the L/C Issuer as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the L/C Issuer for any L/C Disbursement (other than the funding of Base Rate Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such L/C Disbursement.

(f)        Obligations Absolute. The Borrower’s obligation to reimburse L/C Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft, demand certificate or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the L/C Issuer under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the L/C Issuer, nor any of their respective Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the L/C Issuer; provided that the foregoing shall not be construed to excuse the L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the L/C Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the L/C Issuer (as finally determined by a court of competent jurisdiction), the L/C Issuer shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the L/C Issuer may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)        Disbursement Procedures. The L/C Issuer for any Letter of Credit shall, within the time allowed by applicable law or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. Such L/C Issuer shall promptly after such examination notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy or electronic mail) of such demand for payment if the L/C Issuer has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the L/C Issuer and the Lenders with respect to any such L/C Disbursement.

(h)        Interim Interest. If the L/C Issuer for any Letter of Credit shall make any L/C Disbursement, then, unless the Borrower shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the reimbursement is due and payable at the rate per annum then applicable to Base Rate Loans and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if the Borrower fails to reimburse such L/C Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.08(b) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the L/C Issuer, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the L/C Issuer for such L/C Disbursement shall be for the account of such Lender to the extent of such payment.

(i)        Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit at a rate per annum equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to Section 2.15 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.16(a)(iv), with the balance of such fee, if any, payable to the L/C Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on (w) the fifteenth day following the last day of each March, June, September and December of each year, for the period accrued through such last day, commencing with the first such date to occur after the issuance of such Letter of Credit, (x) each Maturity Date prior to the Letter of Credit Expiration Date, (y) on the Letter of Credit Expiration Date and (z) thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in such Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by such Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the rate of 2.0% above the rate otherwise applicable thereto.

(j)        Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate per annum equal to 0.125%, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on (w) the fifteenth day following the last day of each March, June, September and December of each year, for the period accrued through such last day, commencing with the first such date to occur after the issuance of such Letter of Credit, (x) each Maturity Date prior to the Letter of Credit Expiration Date, (y) on the Letter of Credit Expiration Date and (z) thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k)        Replacement and Resignation of the L/C Issuer.

(i)        The L/C Issuer may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced L/C Issuer and the successor L/C Issuer. The Administrative Agent shall notify the Lenders of any such replacement of the L/C Issuer. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced L/C Issuer pursuant to Section 2.09(a). From and after the effective date of any such replacement, (x) the successor L/C Issuer shall have all the rights and obligations of the L/C Issuer under this Agreement with respect to Letters of Credit to be issued by it thereafter and (y) references herein to the term “L/C Issuer” shall be deemed to refer to such successor L/C Issuer. After the replacement of the L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit or extend or otherwise amend any Existing Letter of Credit.

(ii)        Subject to the appointment and acceptance of a successor L/C Issuer, any L/C Issuer may resign as an L/C Issuer at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such resigning L/C Issuer shall be replaced in accordance with Section 2.03(k)(i) above.

(l)        Cash Collateralization. If any Event of Default shall occur and be continuing, within one Business Day after the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with L/C Obligation representing greater than 50% of the total L/C Obligation) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders (the “Collateral Account”), an amount in cash equal to 100% of the L/C Obligation as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Section 8.01(f). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. In addition, and without limiting the foregoing or paragraph (c) of this Section, if any L/C Obligation remain outstanding after the expiration date specified in said paragraph (c), the Borrower shall immediately deposit into the Collateral Account an amount in cash equal to 100% of such L/C Obligation as of such date plus any accrued and unpaid interest thereon.

The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the L/C Issuer for L/C Disbursements for which it has not been reimbursed, together with related fees, costs and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Obligation at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with L/C Obligations representing greater than 50% of the total L/C Obligations), be applied to satisfy other Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived.

(m)        Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a

Subsidiary, or states that a Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the L/C Issuer (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Borrower (i) shall reimburse, indemnify and compensate the L/C Issuer hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of the Borrower and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. The Borrower hereby acknowledges that the issuance of such Letters of Credit for its Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

2.04      [Reserved].

2.05      Prepayments. The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay any Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Eurodollar Loans and (2) on the date of prepayment of Base Rate Loans; (B) any prepayment of Eurodollar Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that any such notice of a prepayment to be made in connection with any refinancing of all of the Commitments with the proceeds of such refinancing or of any incurrence of Indebtedness, may be, if expressly so stated to be, contingent upon the consummation of such refinancing or incurrence (provided, further, that the failure of such contingency shall not relieve the Borrower from its obligations in respect thereof under Section 3.05). Any prepayment of a Eurodollar Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages (except as permitted under Section 2.16).

2.06      Termination or Reduction of Commitments.

(a)        Optional. The Borrower may, upon notice to the Administrative Agent, terminate the Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments and (iv) any such notice of termination to be made in connection with any refinancing of all of the Aggregate Commitments with the proceeds of such refinancing or of any incurrence of Indebtedness, may be, if expressly so stated to be, contingent upon the consummation of such refinancing or incurrence (provided that the failure to terminate or reduce as a result of the failure of such contingency shall not relieve the Borrower from its obligations in respect thereof under Section 3.05).

(b)        Mandatory. A Commitment shall terminate on the Maturity Date applicable to such Commitment. If at any time the Total Outstandings exceed the Aggregate Commitments at such time, the Borrower shall prepay Loans and/or Cash Collateralize L/C Obligations to eliminate such excess. If at any time (1) the Total Outstandings of any Lender exceeds its Commitment at such time, the Borrower shall prepay Loans and/or Cash Collateralize L/C Obligations to eliminate such excess; or (2) the L/C Obligations exceeds the L/C Sublimit at such time, the Borrower shall Cash Collateralize L/C Obligations to eliminate such excess.

(c)        Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Aggregate Commitment under this Section 2.06. Upon any reduction of the Commitments, the Commitment of each Lender shall be reduced by such Lender’s Applicable Percentage of such reduction amount. All fees in respect of the Aggregate Commitments accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

2.07      Repayment of Loans. On the Maturity Date for each Commitment, the Borrower shall repay to the Administrative Agent the aggregate principal amount of all Loans outstanding under such Commitment on such date, together with accrued and unpaid interest thereon, for the ratable account of the Lenders holding such Commitment on such date.

2.08      Interest.

(a)        Subject to the provisions of Section 2.08(b), (i) each Eurodollar Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Adjusted LIBO Rate for such Interest Period plus the Applicable Rate and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b)        (i) If any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due (without regard to any applicable grace periods), whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.0% plus the rate otherwise applicable to such Loan as provided in paragraph (a) of this Section or (ii) in the case of any other amount, 2.0% plus the rate applicable to Base Rate Loans as provided in paragraph (a) of this Section.

(ii)        Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)        Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09      Fees. In addition to certain fees described in Sections 2.03(i) and (j):

(a)        Commitment Fee. The Borrower shall pay to the Administrative Agent, for the account of each Lender, a commitment fee equal to the Applicable Fee Rate times the actual daily amount by which the Commitment of such Lender exceeds such Lender’s Applicable Percentage of the sum of (i) the Outstanding Amount of Loans and (ii) the Outstanding Amount of L/C Obligations; provided, however, that no commitment fee shall accrue on any Commitment of a

Defaulting Lender so long as such Lender shall be a Defaulting Lender. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable on (x) the fifteenth day following the last day of March, June, September and December of each year for the period accrued through such last day, commencing on the first such day to occur after the Effective Date, and (y) each Maturity Date. The commitment fee shall be calculated quarterly in arrears.

(b)        Other Fees. (i) The Borrower shall pay to the Lead Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii)        The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10      Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a)        All computations of interest for Base Rate Loans (including the Base Rate Loans determined by reference to the LIBO Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b)        If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the Consolidated Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.03(e), 2.03(i) or 2.08(b) or under Article VIII. The Borrower’s obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

2.11      Evidence of Debt.

(a)        The Commitments of and Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by one or more entries in the Register maintained by the Administrative Agent acting as non-fiduciary agent solely for the purpose of Treasury Regulation 5f.103-1(c), as agent for the Borrower, in each case, in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)        In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12      Payments Generally; Administrative Agent’s Clawback.

(a)        General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the Aggregate Commitments (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.

(b)        (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)        Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received, prior to any date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer pursuant to the terms hereof or any other Loan Document (including any date that is fixed for prepayment by notice from the Borrower to the Administrative Agent pursuant to Section 2.05), notice from the Borrower that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment or prepayment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)        Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)        Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e)        Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)        Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

2.13      Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payment on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(i)        if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest;

(ii)        the provisions of this Section shall not be construed to apply to (A) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender); (B) the application of Cash Collateral provided for in Section 2.03 or 2.15; or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations to any assignee or Participant (other than the Borrower or any of its Subsidiaries); and

(iii)        the provisions of this Section shall be subject to the provisions of Sections 2.14 and 2.17.

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation. For purposes of clause (b) of the definition of “Excluded Taxes,” a Lender that acquires a participation pursuant to this Section 2.13 shall be treated as having acquired such participation on the earlier date on which it acquired the Commitment with respect to which the payment giving rise to the acquisition of such participation was made.

2.14      Increase in Commitments.

(a)        The Borrower may by written notice to the Administrative Agent elect to seek commitments (“Additional Commitments”) to increase the Commitments; provided that:

(i)        the aggregate amount of all Additional Commitments shall not exceed $200,000,000;

(ii)        any such increase shall be in an aggregate amount of $10,000,000 or any whole multiple of $500,000 in excess thereof; provided that such amount may be less than $10,000,000 if such amount represents all remaining availability under the limit set forth in the preceding clause (i);

(iii)      the Additional Commitments shall be on the same terms as the Commitments then outstanding with the latest Maturity Date immediately prior to the Additional Commitments Effective Date; provided that (x) the Additional Commitments may have a higher Applicable Rate than the outstanding Commitments with the latest Maturity Date immediately prior to the Additional Commitments Effective Date if the Applicable Rate for the outstanding Commitments with the latest Maturity Date are automatically increased such that it is equal to the Applicable Rate for the Additional Commitments and (y) the Borrower may pay upfront fees on the Additional Commitments Effective Date to any Lender providing Additional Commitments (in such capacity, an “Additional Commitment Lender”); and

(iv)      no existing Lender shall be required to provide any Additional Commitments.

(b)        Each such notice shall specify (x) the date (each, an “Additional Commitments Effective Date”) on which the Borrower proposes that the Additional Commitments shall be effective, which shall be a date reasonably acceptable to the Administrative Agent and (y) the identity of the Persons (each of which shall be an Eligible Assignee (for this purpose treating a Lender of Additional Commitments as if it were an assignee)) whom the Borrower proposes would provide the Additional Commitments and the portion of the Additional Commitment to be provided by each such Person. As a condition precedent to the effectiveness of any Additional Commitments, the Borrower shall deliver to the Administrative Agent a certificate dated as of the Additional Commitments Effective Date signed by a Responsible Officer of the Borrower certifying that the conditions in Section 4.02(a) and (b) are satisfied. The Borrower shall prepay any Loans outstanding on the Additional Commitments Effective Date with respect to any Additional Commitment (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments. If there is a new Borrowing of Commitments on such Additional Commitments Effective Date, the Lenders after giving effect to such Additional Commitments shall make such Loans in accordance with Section 2.01.

(c)        The Additional Commitments shall be documented by an Additional Credit Extension Amendment executed by each Additional Commitment Lender providing the Additional Commitments (and the other Persons specified in the definition of Additional Credit Extension Amendment but no other existing Lender), and the Additional Credit Extension Amendment may provide for such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.14.

(d)        This Section 2.14 shall supersede any provisions in Section 2.13 or Section 10.01 to the contrary.

2.15      Cash Collateral.

(a)        Certain Credit Support Events. At any time that there shall exist a Defaulting Lender, upon the request of the Administrative Agent or the L/C Issuer, the Borrower shall promptly deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b)        Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at the Administrative Agent pursuant to arrangement reasonably satisfactory to the Administrative Agent. The Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.15(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c)        Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.15 or Section 2.03, 2.05, 2.06, 2.16 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation), related fees, costs, and customary processing charges and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d)        Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly (i) following the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.13)) or (ii) to the extent the aggregate amount of Cash Collateral exceeds the Fronting Exposure; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.15 may be otherwise applied in accordance with Section 8.03), and (y) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.16      Defaulting Lenders.

(a)        Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)        Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement or any other Loan Document shall be restricted as set forth in Section 10.01.

(ii)        Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment of any amounts owing by that Defaulting Lender to the L/C Issuer hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.15; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released pro rata in order to (x) satisfy obligations of that Defaulting Lender to fund Loans under this Agreement and (y) Cash Collateralize the L/C Issuers’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.15; sixth, to the payment of any amounts owing to the Lenders or the L/C Issuer as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the L/C Issuer against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)        Certain Fees. That Defaulting Lender (x) shall be limited in its right to receive commitment fees as provided in Section 2.09(a) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.03(i).

(iv)        Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to Section 2.03, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit shall not exceed the positive difference, if any, of (1) the Commitment of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Loans of that Lender. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

(v)        Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.15.

(b)        Defaulting Lender Cure. If the Borrower, the Administrative Agent and the L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.16(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)        New Letters of Credit. So long as any Lender is a Defaulting Lender, no L/C Issuer shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

2.17      Extended Commitments.

(a)        At least 30 days but not more than 60 days prior to each anniversary of the Amendment No. 3 Effective Date (any such applicable anniversary of the Amendment No. 3 Effective Date, the “Extension Date”), but not more than twice after the Amendment No. 3 Effective Date, the Borrower, by written notice to the Administrative Agent, may request that each Lender extend the Maturity Date for an additional one-year period as set forth in such notice from the Borrower.

(b)        The Administrative Agent shall promptly notify each Lender of such request, and each Lender shall then, in its sole discretion, notify the Borrower and the Administrative Agent in writing no later than 20 days prior to the Extension Date whether such Lender will consent to the extension (each such Lender consenting to the extension, an “Extending Lender”). The failure of any Lender to notify the Administrative Agent of its intent to consent to any extension shall be deemed a rejection by such Lender of such request. A Lender that does not agree to an extension is referred to as a “Non-Extending Lender.”

(c)        Subject to satisfaction of the conditions in Section 4.02(a) and (b) as of the Extension Date, on the Extension Date, (i) the Maturity Date in effect at such time shall be extended for an additional one-year period as requested,(ii) the Maturity Date following any such extension shall not be a date that is more than five (5) years after the applicable Extension Date and (iii) except as to the Lenders that have not consented to the extension of the Maturity Date pursuant to Amendment No. 3, the Commitment of each Non-Extending Lender that is not replaced pursuant to Section 2.17(e) shall terminate and the Loans made by such Lender shall be prepaid, and any other amounts owing to such Lender hereunder shall be paid.

(d)        To the extent that there are Non-Extending Lenders, the Administrative Agent shall promptly so notify the Extending Lenders, and each Extending Lender may, in its sole discretion, give written notice to the Borrower and the Administrative Agent no later than 15 days prior to the

Extension Date of the amount of the Commitments of the Non-Extending Lenders that it is willing to assume.

(e)        The Borrower shall be permitted to require that any Non-Extending Lender assign its Commitment to an Extending Lender or to replace any Lender that is a Non-Extending Lender with a replacement financial institution or other entity (each, a “New Lender”); provided that (A) the New Lender shall assume the Commitment of the Non-Extending Lender and purchase all Loans of the Non-Extending Lender at 100% of the principal amount thereof, together with all accrued interest and all fees on such Loans and Commitment and all other amounts owing to such replaced Lender on or prior to the date of replacement, (B) the Borrower shall be liable to such replaced Lender under Section 3.05 if any Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (C) the replaced Lender shall be obligated to assign its Commitment, Loans and L/C Obligations to the applicable replacement Lender or Lenders in accordance with the provisions of Section 10.06 (it being understood that the Borrower or the New Lender shall be obligated to pay the processing and recordation fee referred to therein) and (D) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 3.01 or 3.04, as the case may be.

(f)        If the Extending Lenders and the New Lenders are willing to commit amounts that, in an aggregate, exceed the amount of the Commitments of the Non-Extending Lenders, the Borrower and the Administrative Agent shall allocate the Commitments of the Non-Extending Lenders among them.

(g)        If any financial institution or other entity becomes a New Lender or any Extending Lender’s Commitment is increased pursuant to this Section 2.17, (i) Loans made on or after the applicable Extension Date shall be made in accordance with the pro rata provisions of Section 2.01 based on the respective Commitments in effect on and after the applicable Extension Date and (ii) if, on the date of such joinder or increase, there are any Loans outstanding, such Loan shall on or prior to such date be prepaid from the proceeds of new Loans made hereunder (reflecting such additional Lender or increase), which prepayment shall be accompanied by accrued interest on the Loans being prepaid and any costs incurred by any Lender in accordance with Section 3.05.

(h)        In connection herewith, the Administrative Agent shall enter in the Register (i) the names of any New Lenders and (ii) the respective allocations of any Extending Lenders and New Lenders effective as of each Extension Date.

(i)        An Extended Commitment shall be established pursuant to an Additional Credit Extension Amendment executed by the Extending Lenders, including any New Lender (and the other Persons specified in the definition of Additional Credit Extension Amendment but not any Non-Extending Lender). An Additional Credit Extension Amendment consented to by the Required Lenders and the Administrative Agent may establish Extended Commitments in a manner that varies from this Section 2.17; provided that no Lender shall be required to extend the Maturity Date of its Commitment without its written consent. Following the effective date of any Additional Credit Extension Amendment to extend the Maturity Date of any Commitment, the Borrower, any Non-Extending Lender and the Administrative Agent (without the consent of any other Person) may enter into a supplement to such Additional Credit Extension Amendment to extend the Maturity Date of such Non-Extending Lender to be the same as the extended Maturity Date effected by such Additional Credit Extension Amendment; provided that such Lender shall not be paid any fee to extend the Maturity Date of its Commitment other than the fee (if any) paid to the Lenders pursuant to such Additional Credit Extension Amendment in consideration for such extension.

(j)        This Section 2.17 shall supersede any provisions in Section 2.13 or Section 10.01 to the contrary.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01      Taxes.

(a)        Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Taxes, provided that if a Loan Party or other applicable withholding agent shall be required by applicable law to deduct any Taxes from such payments, then (i) the Loan Party or other applicable withholding agent shall make such deductions, (ii) the Loan Party or other applicable withholding agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law, and (iii) in the case of Indemnified Taxes or Other Taxes, the sum payable shall be increased by the applicable Loan Party as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the applicable Lender (or, in the case of payments made to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deductions been made.

(b)        Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)        Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and the L/C Issuer, within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and, without duplication, any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error. After the Administrative Agent, any Lender or the L/C Issuer (as the case may be) learns of the imposition of any Indemnified Taxes or Other Taxes, the Administrative Agent, any Lender or the L/C Issuer (as the case may be) will act in good faith to promptly notify the Borrower of its obligations hereunder; provided, however, that the failure to provide Borrower with such notice shall not release the Borrower of its indemnification obligation under this Section 3.01(c).

(d)        Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party or other applicable withholding agent to a Governmental Authority, the Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)        Status of Lenders. Any Lender entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement shall deliver to the Borrower (and the Administrative Agent) at any time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or otherwise reasonably requested by the Borrower or the Administrative Agent to permit such payments to be made without such withholding Tax or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the foregoing, each Foreign Lender shall, to the extent it is legally eligible to do so, (i) on or prior to the date it becomes a Foreign Lender, (ii) on or prior to the date on which any applicable form or certification expires or becomes obsolete or incorrect, (iii) after the occurrence of any event involving such Foreign Lender that requires a change in the most recent form or certification previously delivered by it to Borrower and the Administrative Agent, and (iv) from time to time if reasonably requested by the Borrower or the Administrative Agent, provide the Administrative Agent and the Borrower whichever of the following is applicable:

(i)        duly completed copies of IRS Form W-8BEN or W-8BEN-E (or any successor form) claiming eligibility for benefits of an income tax treaty to which the United States is a party and which provides for an exemption from or reduction in United States Federal withholding tax,

(ii)      duly completed copies of IRS Form W-8ECI (or any successor form),

(iii)     in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (A) a certificate substantially in the form of Exhibit F (any such certificate a “United States Tax Compliance Certificate”) to the effect that such Foreign Lender is not (1) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, (3) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (4) or was not engaged in the conduct of a trade or business within the United States to which the interest payment is effectively connected and (B) duly completed copies of IRS Form W-8BEN or W-8BEN-E (or any successor form),

(iv)        to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or participating Lender granting a typical participation), a complete and executed IRS Form W-8IMY, accompanied by a Form W-8ECI, W-8BEN or W-8BEN-E, a United States Tax Compliance Certificate, IRS Form W-9, and/or other certification documents or successor forms from each beneficial owner, as applicable; provided that, if the Foreign Lender is a partnership (and not a participating Lender) and one or more partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender shall provide a United States Tax Compliance Certificate, on behalf of such beneficial owner(s) in lieu of requiring each beneficial owner to provide its own certificate, or

(v)        any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

Without limiting the foregoing, each Lender and L/C Issuer that is a “United States person” within the meaning of Section 7701(a)(30) of the Code that lends to the Borrower (each, a “U.S. Lender”) shall deliver to the Administrative Agent and the Borrower two duly signed, properly completed copies of IRS Form W-9 on or prior to the Effective Date (or on or prior to the date it becomes a party to this

Agreement), certifying that such U.S. Lender is entitled to an exemption from United States backup withholding, or any successor form.

If a payment made to a Lender under any Loan Document would be subject to withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their FATCA obligations, to determine whether such Lender has or has not complied with such Lender’s FATCA obligations and, if necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender authorizes the Administrative Agent to deliver to the Borrower and to any successor Administrative Agent any documentation provided by the Lender to the Administrative Agent pursuant to this Section 3.01(e).

Notwithstanding anything to the contrary in this Section 3.01(e), no Lender shall be required to deliver any documentation pursuant to this Section 3.01(e) that such Lender is not legally eligible to deliver.

(f)        Treatment of Certain Refunds. If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, which shall be applied in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section, it shall pay to the Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that a Loan Party, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to a Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer if the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to a Loan Party or any other Person.

3.02        Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the LIBO Rate, or to determine or charge interest rates based upon the LIBO Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Loans or to convert Base Rate Loans to Eurodollar Loans shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Adjusted LIBO Rate component of the Base Rate, the interest rate on such Base Rate

Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted LIBO Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBO Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Loans, and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the LIBO Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the LIBO Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the LIBO Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03      Alternate Rate of Interest.

(a)        If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(i)      the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including, without limitation, because the LIBO Screen Rate is not available or published on a current basis), for such Interest Period; provided that no Benchmark Transition Event shall have occurred at such time; or

(ii)      the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (B) any request for a Borrowing of a Eurodollar Borrowing shall be made as a Base Rate Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

(b)      Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower, so long as the Administrative Agent has not received, by such time, written notice of objection to such proposed amendment from Lenders comprising the Required Lenders; provided that, with respect to any proposed amendment containing any SOFR-Based Rate, the Lenders shall be entitled to object only to the Benchmark Replacement Adjustment contained therein. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of LIBO Rate with a Benchmark Replacement will occur prior to the applicable Benchmark Transition Start Date.

(c)        In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(d)        The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 3.03, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.03.

(e)        Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) any Borrower request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) any Borrower request for a Borrowing of a Eurodollar Borrowing shall be made as a Base Rate Borrowing.

3.04      Increased Costs; Reserves on Eurodollar Loans.

(a)        Increased Costs Generally. If any Change in Law shall:

(i)        impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement taken into account in determining the Adjusted LIBO Rate) or the L/C Issuer; or

(ii)        impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein (other than with respect to (x) any Indemnified Taxes and Other Taxes indemnified under Section 3.01, (y) any Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” or (z) any Connection Income Taxes);

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan the interest on which is determined by reference to the LIBO Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount), then, upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)        Capital and Liquidity Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital and liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c)        Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section 3.04 or in Section 3.05 and specifying in reasonable detail the basis for such compensation and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)        Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)        [Reserved].

3.05      Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)        any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or any payment of any Loan on the Maturity Date of the Commitment under which such Loan was made if the Interest Period for such Loan does not end on such Maturity Date;

(b)        any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c)        any assignment of a Eurodollar Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;

including any loss of anticipated profits (excluding the Applicable Rate) and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Loan made by it at the LIBO Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Loan was in fact so funded.

3.06      Mitigation Obligations; Replacement of Lenders.

(a)        Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)        Replacement of Lenders. If any Lender requests compensation under Section 3.04 or delivers a notice described in Section 3.02, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrower may replace such Lender in accordance with Section 10.13.

3.07      Survival. All of the Borrower’s obligations under this Article III, as well as the Lenders’ obligations under Section 3.01(e), shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01      Conditions to Effectiveness. The effectiveness of this Agreement is subject to the prior or concurrent satisfaction of the following conditions (the date on which such conditions are satisfied, the “Effective Date”):

(a)        Loan Documents and Corporate Documents. The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party (if applicable), each dated the Effective Date (or, in the case of certificates of governmental officials, a recent date before the Effective Date) and each in form and substance reasonably satisfactory to the Administrative Agent:

(i)        executed counterparts of this Agreement and the Guaranty in such number as the Administrative Agent may reasonably request;

(ii)        a Note executed by the Borrower in favor of each Lender that has requested a Note at least two Business Days in advance of the Effective Date;

(iii)        such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;

(iv)        such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing and in good standing in its jurisdiction of organization;

(v)        a favorable opinion of each of (1) Davis Polk & Wardwell LLP, special New York counsel to the Loan Parties and (2) general counsel to the Loan Parties, in each case (A) dated as of the Effective Date, (B) addressed to each L/C Issuer on the Effective Date, the Administrative Agent and the Lenders and (C) in form and substance reasonably satisfactory to the Administrative Agent; and

(vi)        a certificate signed by a Responsible Officer of the Borrower certifying that the conditions specified in clauses (a) and (b) of Section 4.02 are satisfied.

(b)        Fees and Expenses. All fees due to the Administrative Agent, the Lead Arranger and the Lenders shall have been paid, and all expenses to be paid or reimbursed to the Administrative Agent and the Lead Arranger that have been invoiced a reasonable period of time prior to the Effective Date shall have been paid, plus such additional amounts of such fees, charges and disbursements of counsel as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the Effective Date (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent of additional amounts actually incurred and invoiced by the Administrative Agent or its counsel to the Borrower promptly after the Effective Date).

(c)        USA Patriot Act. The Borrower and each of the Guarantors shall have provided, (i) at least three (3) Business Days prior to the Effective Date, the documentation and other information to the Administrative Agent and Lenders that are required by regulatory authorities under applicable “know-your-customer” rules and regulations, including the USA Patriot Act, to the extent the Borrower shall have received written requests therefor at least seven (7) Business Days prior to the Effective Date and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Borrower.

(d)        Termination of Existing Credit Agreement. The Borrower shall have repaid all borrowings, and terminated the commitments under, the Existing Credit Agreement, all security interests securing the obligations under the Existing Credit Agreement shall have been released, and the Administrative Agent shall have received evidence reasonably satisfactory to it of the foregoing.

Without limiting the generality of the provisions of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

4.02      Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Loans) (including on the Effective Date) is subject to the satisfaction (or waiver) of the following conditions precedent:

(a)        The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively.

(b)        No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)        The Administrative Agent and, if applicable, the L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01      Existence, Qualification and Power. Each Loan Party and each of its Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and consummate the Transaction, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (a) (other than with respect to a Loan Party), (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02      Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party (a) have been duly authorized by all necessary corporate or other organizational action, and (b) do not (i) contravene the terms of any of such Person’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any Law; except with respect to any conflict, breach, contravention, payment or violation (but not creation of Liens) referred to in clause (b)(ii) or (iii), to the extent that such conflict, breach, contravention, payment or violation could not reasonably be expected to have a Material Adverse Effect.

5.03      Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transaction, except for such items which the failure to make or obtain could not reasonably be expected to have a Material Adverse Effect.

5.04      Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws or similar laws affecting creditors’ rights generally or by general principles of equity.

5.05      Financial Statements; No Material Adverse Effect.

(a)        The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b)        The unaudited financial statements of the Borrower for the nine months ended September 30, 2018 and 2019 (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition and results of operations of the entities to which they relate as of the dates and for the periods covered thereby, subject to the absence of footnotes and to normal year-end audit adjustments.

(c)        Since the date of the balance sheet included in the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

5.06      Litigation. Except as disclosed on Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to restrain or contest entry into or performance under this Agreement or any other Loan Document or the consummation of the Transaction or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

5.07    Ownership of Property. Each Loan Party and each of its Subsidiaries owns, or has valid leasehold interests in, or other rights to use, all property necessary in the ordinary conduct of its business, except for such property the failure to own or have valid interest in, or such defects in title or interests, or rights, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.08    Environmental Compliance. Except with respect to any matters that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or as set forth on Schedule 5.08, none of the Loan Parties nor any of their respective Subsidiaries (a) has failed to comply with any Environmental Law or to obtain, maintain or comply with any Environmental Permit or to provide any notification required under any Environmental Law or has become subject to any Environmental Liability or is conducting or financing any investigation, response or corrective action pursuant to any Environmental Law at any location; or (b) knows of any basis for Environmental Liability.

5.09    Insurance. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates (as determined in the good faith judgment of the Borrower).

5.10    Taxes. The Borrower and its Subsidiaries have filed, or have caused to be filed, all Federal, state and other tax returns and reports required to be filed, and have paid, or have caused to be paid, all Federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (i) those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (ii) to the extent the failure to do any of the foregoing could not reasonably be expected to have a Material Adverse Effect. There is no proposed tax assessment against the Borrower or any of its Subsidiaries that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement other than one or more tax sharing agreements between or among Loan Parties and other Domestic Subsidiaries and the tax sharing agreement between the Borrower and Morgan Stanley.

5.11    ERISA Compliance.

(a)      Except with respect to any matter that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) each Plan is in compliance in all respects with the applicable provisions of ERISA, the Code and other Federal or state laws and (ii) each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such tax qualified status.

(b)      There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)      Except as would not reasonably be expected to have a Material Adverse Effect: (i) No ERISA Event has occurred, and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan and (ii) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA.

(d)      Neither the Borrower nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than (A) on the Effective Date, those listed on Schedule 5.11(d) hereto and (B) thereafter, Pension Plans not otherwise prohibited by this Agreement.

5.12    Subsidiaries. Schedule 5.12 sets forth a complete list of each Subsidiary of the Borrower as of the Amendment No. 3 Effective Date, the jurisdiction of organization of such Subsidiary, the percentage of the Equity Interests of such Subsidiary owned by the Borrower or a Subsidiary of the Borrower and whether such Subsidiary is a Loan Party.

5.13    Margin Regulations; Investment Company Act.

(a)      The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock, in each case in violation of such Regulation U.

(b)      None of the Loan Parties is required to register as an “investment company” as such term is defined under the Investment Company Act of 1940.

5.14    Disclosure. No report, financial statement, certificate or other information furnished in writing by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document, taken as a whole with all such reports, financial statements, certificates or other information previously furnished, contains, when furnished, any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that (i) with respect to projected, pro forma or budgeted financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time such information was prepared (it being recognized by the Administrative Agent and the Lenders that such information is subject to significant uncertainties and contingencies and that no assurance can be given that any particular projection will be realized and that actual results during the period or periods covered thereby may vary and such variances may be material) and (ii) the Borrower makes no representation or warranty with respect to information of a general economic or general industry nature.

5.15    Compliance with Laws. Each Loan Party and each Subsidiary thereof is in compliance in all respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.16    Intellectual Property; Licenses, Etc. Except as set forth on Schedule 5.16 or would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) each Loan Party and each of its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights and other intellectual property rights (collectively “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, (ii) to the knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any of its Subsidiaries infringes upon any rights held by any other Person and (iii) no claim or litigation regarding any of the material IP Rights owned by any Loan Party or any of its Subsidiaries is pending or, to the knowledge of the Borrower, threatened.

5.17    Anti-Money-Laundering Laws; Anti-Corruption Laws; Sanctions. The Borrower has implemented and maintains in effect policies and procedures reasonably designed to promote compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, and the Borrower, its Subsidiaries and, to the knowledge of the Borrower, their respective officers, employees, directors and agents, are in compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or to the knowledge of the Borrower or such Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than any Unmatured Surviving Obligations) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless cash collateralized in a manner reasonably satisfactory to the L/C Issuer), the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each Subsidiary to:

6.01    Financial Statements. Deliver to the Administrative Agent (which shall deliver to each Lender), in form and detail reasonably satisfactory to the Administrative Agent:

(a)      as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated statement of financial condition of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of PricewaterhouseCoopers LLP or any other independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and

(b)      as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (commencing with the fiscal quarter ending March 31, 2015), a consolidated statement of financial condition of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Borrower and its

Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

Notwithstanding anything to the contrary herein, it is understood and agreed that delivery of the Borrower’s (i) annual report and Form 10-K for any fiscal year and (ii) quarterly report on Form 10-Q for any fiscal quarter, in each case containing the information and report and opinion required by Section 6.01(a) and 6.01(b), respectively, and filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended, and are publicly available for review within the time period specified in Section 6.01(a) and 6.01(b) will satisfy the delivery requirements of Section 6.01(a) and 6.01(b), respectively, without any further requirement to deliver paper or other electronic copies thereof.

6.02    Certificates; Other Information. Deliver to the Administrative Agent (which shall deliver to each Lender), in form and detail reasonably satisfactory to the Administrative Agent:

(a)      starting with the fiscal quarter ending December 31, 2014 and concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower (which delivery may, unless the Administrative Agent or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(b)      promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party, in each case, prepared by independent accountants in connection with the accounts or books of any Loan Party or any of its Subsidiaries, or any audit of any of them;

(c)      promptly after the same are available, copies of each annual report, proxy or financial statement or other material report or communication sent to the stockholders of the Borrower, and copies of all material annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 (other than registration statements on Form S-8 or exhibits to any of the foregoing), or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d)      promptly after the furnishing thereof, copies of any material statement or report furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement involving Indebtedness then outstanding in an aggregate principal amount in excess of the Threshold Amount and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(e)      promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each material notice or other material correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any of its Subsidiaries; provided that the Borrower shall not be required to provide a copy of any such communication if the Borrower is prohibited or restricted by any applicable law or by the terms of such communication from providing such copy; and

(f)    (x) subject to the proviso to clause (e), promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any of its Subsidiaries, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

Notwithstanding anything to the contrary herein, it is understood and agreed that the Borrower’s filing of any of the reports, proxies, financial statements, other material reports or communications, and registration statements described in Section 6.02(c) above with the SEC pursuant to the Securities Exchange Act of 1934, as amended, and are publicly available for review will satisfy the delivery requirements of Section 6.02(c) without any further requirement to deliver paper or other electronic copies thereof.

Documents or notices required to be delivered pursuant to Section 6.01, Section 6.02 or Section 6.03 may be delivered electronically (including by email) and, if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto, on the Borrower’s website on the Internet at the website address listed on Schedule 10.02, (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent), (iii) on which any such email is delivered to the Administrative Agent or (iv) such documents are filed with the SEC and are publicly available for review; provided that: unless such documents are filed with the SEC and are publicly available for review, (x) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (y) the Borrower shall notify the Administrative Agent, which shall notify each Lender, (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that the Administrative Agent and/or the Lead Arrangers will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”).

6.03    Notices. Promptly notify the Administrative Agent (which shall deliver such notices to each Lender):

(a)      of the occurrence of any Default;

(b)      of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (but in each case only to the extent the same has resulted or could reasonably be expected to result in a Material Adverse Effect) (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any of its Subsidiaries; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any of its Subsidiaries and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any of its Subsidiaries, including pursuant to any applicable Environmental Laws; and

(c)      of the occurrence of any ERISA Event that could reasonably be expected to result in a Material Adverse Effect.

Each notice pursuant to this Section 6.03 (i) shall be in writing, (ii) shall contain a heading or a reference line that reads “Notice under Section 6.03 of the MSCI Credit Agreement, dated as of November 20, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time)” and (iii) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04    Payment of Taxes. Pay and discharge as the same shall become due and payable, all its obligations and liabilities in respect of all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, except (i) to the extent the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary or (ii) to the extent the failure to pay or discharge the same could not reasonably be expected to have a Material Adverse Effect.

6.05    Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except (i) in a transaction permitted by Section 7.03, (ii) in respect of an Immaterial Subsidiary or (iii) other than in the case of the legal existence and good standing (in the jurisdiction of organization) of the Borrower, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) take all commercially reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) take all action in its good faith business judgment to preserve or renew all of its material registered patents, trademarks, trade names and service marks, in each case to the extent that the failure to do so could reasonably be expected to have a Material Adverse Effect.

6.06    Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except, in each case with respect to clauses (a) and (b), where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.07    Maintenance of Insurance. Maintain or cause to be maintained with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

6.08    Compliance with Laws.

(a)      Comply in all respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

(b)      Maintain in effect policies and procedures reasonably designed to promote compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.

6.09    Books and Records. Maintain proper books of record and account (in which full, true and correct, in all material respects, entries shall be made of all material financial transactions and matters involving the assets and business of the Borrower and its Subsidiaries) in a manner that permits the preparation of financial statements in accordance with GAAP.

6.10    Inspection Rights. Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers responsible for financial matters, and independent public accountants (at which authorized representatives of the Borrower shall be entitled to be present), all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and, subject to the first proviso below, as often as may be reasonably desired, upon at least three (3) Business Days’ notice to the Borrower; provided that excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than one (1) time during any calendar year absent the existence and continuation of an Event of Default; provided, further, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the reasonable expense of the Borrower at any time during normal business hours.

6.11    Use of Proceeds.

(a)      Use the proceeds of the Credit Extensions for general corporate purposes of the Borrower and its Subsidiaries (including working capital and acquisitions) not in contravention of any Law or of any Loan Document.

(b)      Not to use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose, in each case, in violation of such Regulation U of the FRB.

(c)      Not request any Borrowing or Letter of Credit, and the Borrower shall not use the proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

6.12    Additional Guarantors. Unless the next succeeding sentence applies, within 45 days following the date on which annual financial statements were, or were required to be, delivered pursuant to Section 6.01(a) (which date may be extended by the Administrative Agent in its reasonable discretion), the Borrower shall cause any Material Domestic Subsidiary that is not already a Guarantor to execute the Guaranty and deliver it to the Administrative Agent. In addition, by no later than the earlier of 75 days following (x) the formation or acquisition of any Person that is a Material Domestic Subsidiary and (y) the first date on which annual or quarterly financial statements that included such Material Domestic Subsidiaries were, or were required to be, delivered pursuant to Section 6.01(a) or (b) (which date may be extended by the Administrative Agent in its reasonable discretion), the Borrower shall cause such Person to execute the Guaranty and deliver it to the Administrative Agent. Any such Guaranty shall be accompanied by an opinion of counsel covering the due authorization, execution, delivery and enforceability of such Guaranty.

6.13    Compliance with Environmental Laws. Except to the extent that the failure to do any of the following could not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect, (i) comply and use commercially reasonable efforts to cause all lessees and other Persons operating or occupying its properties to comply in all material respects with all applicable Environmental Laws and Environmental Permits; (ii) obtain and renew all Environmental Permits necessary for its operations and properties; and (iii) conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, as required by applicable Environmental Laws; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

ARTICLE VII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than any Unmatured Surviving Obligations) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless cash collateralized in a manner reasonably satisfactory to the L/C Issuer), the Borrower agrees to, and agrees to cause its Subsidiaries to, comply with the following covenants:

7.01    Liens.

(a)      Except as provided in clauses (i) through (xxviii) below, neither the Borrower nor any Guarantor may create, incur, assume or otherwise have outstanding or suffer to exist any Lien upon any asset or property belonging to the Borrower or any Guarantor, whether such asset or property is owned by the Borrower or any Guarantor on the Effective Date or acquired in the future, other than the following:

(i)       Liens in favor of (x) the Administrative Agent to secure the Obligations or (y) any L/C Issuer to Cash Collateralize any Defaulting Lender’s participation in Obligations hereunder;

(ii)      Liens in favor of the Borrower or any Guarantor;

(iii)     Liens on property to secure all or part of the cost of acquiring, substantially repairing or altering, constructing, developing or substantially improving such property, or to secure Indebtedness incurred to provide funds for any such purpose or for reimbursement of funds previously expended for any such purpose; provided (A) the commitment of the creditor to extend the credit secured by any such Lien shall have been obtained not later than twelve months after the later of (x) the completion of the acquisition, substantial repair or alteration, construction, development or substantial improvement of such property or (y) the placing in operation of such property or of such property as so substantially repaired or altered, constructed, developed or substantially improved and (B) such Liens shall not apply to any other property or assets of the Borrower or any Subsidiary (other than improvements, accessions, proceeds or dividends or distributions in respect thereof);

(iv)    Liens existing on property at the time of its acquisition or existing on property of a Person at the time such Person is merged into or consolidated with the Borrower or any Subsidiary or becomes a Subsidiary of the Borrower; provided that such Liens were not created in contemplation of such acquisition, merger, consolidation or investment and do not extend to any assets other than such acquired property or those of the Person merged into or consolidated with the Borrower or such Subsidiary or acquired by the Borrower or such Subsidiary (plus improvements, accessions, proceeds or dividends or distributions in respect thereof);

(v)     any Lien required to be given or granted by any Subsidiary pursuant to the terms of any agreement entered into by such Subsidiary prior to the date on which it became a Subsidiary; provided that any such Lien does not extend to any other property or asset, other than improvements to the property or asset subject to such Lien;

(vi)    Liens existing as of the Amendment No. 3 Effective Date and listed on Schedule 7.01;

(vii)   extensions, renewals, alterations, refinancings or replacements of any Lien referred to in the preceding clauses (iii) through (vi) above; provided, however, that (A) the amount of obligations secured thereby shall not exceed the amount of obligations so secured at the time of such extension, renewal, alteration or replacement, plus accrued and unpaid interest thereon together with any reasonable fees, premiums (including tender premiums) and expenses relating to such extension, renewal, alteration or replacement and (B) such extension, renewal, alteration, refinancing or replacement shall be limited to all or a part of the property or assets which secured the Lien so extended, renewed, altered or replaced (plus improvements on such property or assets);

(viii)  landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business securing obligations which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required under GAAP;

(ix)    Liens attaching to cash earnest money deposits in connection with any letter of intent or purchase agreement permitted hereunder and Liens on cash deposits held in escrow accounts pursuant to the terms of any purchase agreement permitted hereunder;

(x)     Liens on cash and Cash Equivalents (A) securing Swap Contracts not entered into for speculative purposes and (B) securing letters of credit entered into in the ordinary course of business; provided, that the aggregate amount of such cash and Cash Equivalents shall at no time exceed $50.0 million;

(xi)    banker’s liens, rights of setoff and other similar Liens that are customary in the banking industry and existing solely with respect to cash and other amounts on deposit in one or more accounts (including securities accounts) maintained by the Borrower or its Subsidiaries;

(xii)      pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation;

(xiii)      deposits to secure the performance of tenders, bids, trade contracts and leases, statutory or regulatory obligations, surety bonds, insurance obligations, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(xiv)      minor defects or minor imperfections in title, and zoning, land use and similar restrictions and easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(xv)      Liens securing judgments not constituting an Event of Default under Section 8.01(h), or securing appeal or other surety bonds related to such judgments;

(xvi)      Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(xvii)      leases, licenses, subleases or sublicenses (including with respect to IP Rights) granted to other Persons in the ordinary course of business which do not (A) interfere in any material respect with the business of the Borrower and its Subsidiaries or (B) secure any Indebtedness for borrowed money;

(xviii)      any interest or title of (A) a lessor or sublessor under any lease or sublease or (B) a licensor or sublicensor under any license or sublicense, in each case entered into in the ordinary course of business, so long as such interest or title relate solely to the assets subject thereto;

(xix)      Liens of a collecting bank arising under Section 4-208 (or its equivalent) of the Uniform Commercial Code of any applicable jurisdiction on items in the course of collection and documents and proceeds related thereto;

(xx)      Liens arising from precautionary filings of financing statements under the Uniform Commercial Code of any applicable jurisdiction in respect of operating leases or consignments entered into by the Borrower or its Subsidiaries in the ordinary course of business;

(xxi)      Liens in the nature of trustee’s Liens granted pursuant to any indenture governing any permitted Indebtedness for borrowed money, in each case in favor of the trustee under such indenture and securing only obligations to pay compensation to such trustee, to reimburse its expenses and to indemnify it under the terms thereof;

(xxii)      Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(xxiii)      assignments of accounts or other rights to receive income to the extent constituting a Sale/Leaseback Transaction permitted under Section 7.04;

(xxiv)        escrow deposits of source code in the ordinary course of business in connection with the licensing of IP Rights by the Borrower or any of its Subsidiaries to their customers;

(xxv)        Liens arising out of conditional sale, title retention, consignment or similar arrangements for sales of goods entered into by the Borrower or its Subsidiaries in the ordinary course of business;

(xxvi)        Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(xxvii)        Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes; and

(xxviii)        a Lien (including successive extensions, renewals, alterations or replacements thereof) not excepted by clauses (i) through (xxvii) above; provided that after giving effect thereto, Exempted Debt does not exceed the greater of (A) $100.0 million and (B) 12.5% of Consolidated EBITDA for the Measurement Period, determined on a Pro Forma Basis, in each case, measured at the date of any Incurrence of Exempted Debt.

(b)        In the event that a Lien meets the criteria of more than one of clauses of (i) through (xxviii) above, the Borrower, in its sole discretion, will be permitted to classify such Lien (or portion thereof) at the time of its Incurrence in any manner that complies with this Section 7.01. In addition, any Lien (or portion thereof) originally classified as Incurred pursuant to any of clauses (i) through (xxviii) above may later be reclassified by the Borrower, in its sole discretion, such that it (or any portion thereof) will be deemed to be Incurred pursuant to any other of such clauses to the extent that such reclassified Lien (or portion thereof) could be Incurred pursuant to such clause at the time of such reclassification.

(c)        For purposes of this covenant:

(i)        accrual of interest, accrual of dividends, the accretion of accreted value or original issue discount, the amortization of debt discount and the payment of interest in the form of additional Indebtedness will not be deemed to be an Incurrence of the indebtedness secured by the relevant Lien;

(ii)        in determining compliance with any U.S. dollar-denominated restriction on the securing of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based upon the relevant currency exchange rate in effect on the date such indebtedness was Incurred; and

(iii)        the maximum amount of Indebtedness that the Borrower and its Subsidiaries may secure shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

7.02        Subsidiary Indebtedness.

(a)        The Borrower will not cause or permit any Subsidiary that is not a Guarantor to Incur any Indebtedness.

(b)        Section 7.02(a) shall not apply to the following items of Indebtedness:

(i)        (A) Indebtedness of a Person existing at the time such Person is merged with or into, amalgamated with, or is consolidated into, a Subsidiary, or which is assumed by a Subsidiary in connection with an acquisition of substantially all the assets of such Person, so long as such indebtedness was not created in anticipation of such merger, amalgamation, consolidation or acquisition, and (B) Refinancing Indebtedness thereof, so long as such Refinancing Indebtedness is Incurred by the same Person(s) as the indebtedness being refinanced or replaced;

(ii)        (A) Indebtedness of a Person existing at the time such Person becomes a Subsidiary, so long as such indebtedness was not Incurred in anticipation of such Person becoming a Subsidiary, and (B) Refinancing Indebtedness thereof, so long as such Refinancing Indebtedness is Incurred by the same Person(s) as the indebtedness being refinanced or replaced;

(iii)        (A) Indebtedness of any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capitalized Leases, purchase money obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided that the amount of such Indebtedness does not exceed the cost of acquiring, constructing or improving such fixed or capital assets; and (B) Refinancing Indebtedness thereof, so long as such Refinancing Indebtedness is Incurred by the same Person(s) as the indebtedness being refinanced or replaced;

(iv)        Indebtedness of the Borrower owing to and held by any Subsidiary or indebtedness of a Subsidiary owing to and held by the Borrower or any other Subsidiary;

(v)        Indebtedness of Foreign Subsidiaries in an aggregate principal amount at any one time outstanding not to exceed $250.0 million;

(vi)        Indebtedness owed in respect of any overdrafts, netting protections and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing-house transfers of funds; provided that such indebtedness shall be repaid in full within five Business Days of the Incurrence thereof;

(vii)        Indebtedness in respect of letters of credit, bank guarantees and similar instruments issued for the account of any Subsidiary in the ordinary course of business supporting obligations under (A) workers’ compensation, unemployment insurance and other social security legislation and (B) tenders, bids, trade contracts, leases (other than capitalized lease obligations or Synthetic Lease Obligations), statutory or regulatory obligations, surety bonds, insurance obligations, performance bonds, appeal bonds and other obligations of a like nature;

(viii)        Swap Contracts entered into other than for speculative purposes;

(ix)        Indebtedness consisting of the financing of insurance premiums;

(x)        Indebtedness outstanding on the Effective Date and listed on Schedule 7.02 and any Refinancing Indebtedness thereof;

(xi)        Indebtedness representing deferred compensation to employees incurred in the ordinary course of business;

(xii)        Indebtedness incurred in any acquisition or other transaction permitted hereunder, in each case to the extent constituting indemnification obligations, incentive, non-

compete or other similar arrangements, or obligations in respect of purchase price (including earn-outs) or other similar adjustments;

(xiii)        obligations in respect of any agreement to provide cash management services, including credit or debit card, electronic funds transfer, credit card or purchase card services and other cash management arrangements;

(xiv)        Indebtedness on account of or in respect of letters of credit obtained in the ordinary course of business in connection with foreign operations or branches in an aggregate principal amount not exceeding $10,000,000 at any time outstanding; and

(xv)        Indebtedness not excepted by clauses (i) through (xiv) above; provided that after giving effect thereto, Exempted Debt does not exceed $250.0 million in the aggregate at any time outstanding.

(c)        In the event that Indebtedness meets the criteria of more than one of clauses of (i) through (xv) above, the Borrower, in its sole discretion, will be permitted to classify such indebtedness (or portion thereof) at the time of its Incurrence in any manner that complies with this covenant. In addition, any indebtedness (or portion thereof) originally classified as Incurred pursuant to any of clauses (i) through (xv) above may later be reclassified by the Borrower, in its sole discretion, such that it (or any portion thereof) will be deemed to be Incurred pursuant to any other of such clauses to the extent that such reclassified indebtedness (or portion thereof) could be Incurred pursuant to such clause at the time of such reclassification.

(d)        Indebtedness Incurred under any of clauses (i) through (xv) above by a Subsidiary that subsequently becomes a Guarantor will cease to be outstanding under such clause at such time as such Subsidiary becomes a Guarantor until such time, if any, that the Borrower, in its sole discretion, elects to classify or re-classify such indebtedness as Incurred under any of such clauses to permit the release of such Subsidiary from the Guaranty as permitted under Section 9.10.

(e)        For purposes of this covenant:

(i)        accrual of interest, accrual of dividends, the accretion of accreted value or original issue discount, the amortization of debt discount and the payment of interest in the form of additional Indebtedness will not be deemed to be an Incurrence of Indebtedness;

(ii)        in determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based upon the relevant currency exchange rate in effect on the date such Indebtedness was Incurred; provided, however, that if such indebtedness is Incurred to refinance or replace other Indebtedness denominated in a foreign currency, and such refinancing or replacement would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing or replacement, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing or replacement indebtedness does not exceed the principal amount of such Indebtedness being refinanced or replaced; and

(iii)        the maximum amount of Indebtedness that the Borrower and its Subsidiaries may Incur shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

7.03        Fundamental Changes.

(a)        The Borrower will not consolidate with or merge with or into any other Person or convey, transfer, lease or otherwise Dispose of its properties and assets substantially as an entirety, in one transaction or a series of related transactions, directly or indirectly, to any Person, and will not permit any Person to consolidate with or merge with or into the Borrower, unless:

(i)        the Borrower will be the surviving company in any merger or consolidation, or, if the Borrower consolidates with or merges into another Person or conveys or transfers or leases its properties and assets substantially as an entirety, in one transaction or a series of related transactions, directly or indirectly, to any Person, such successor Person is an entity organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia;

(ii)        the successor Person, if other than the Borrower, expressly assumes all of the Borrower’s Obligations under the Loan Documents;

(iii)        each Guarantor (unless it is the other party to the transactions above) shall have confirmed that its Guarantee shall apply to such successor Person’s obligations in respect of this Agreement;

(iv)        immediately after giving effect to the consolidation, merger, conveyance, transfer or lease, there exists no Default or Event of Default; and

(v)        the Borrower has delivered to the Administrative Agent a certificate signed by a Responsible Officer of the Borrower and an opinion of counsel, each in form and substance reasonably satisfactory to the Administrative Agent.

For purposes of this covenant, the Disposition of all or substantially all of the properties and assets of one or more of the Subsidiaries, which properties and assets, if held by the Borrower instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Borrower on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Borrower.

(b)        No Guarantor will consolidate with or merge with or into any other Subsidiary or convey, transfer, lease or otherwise Dispose of its properties and assets substantially as an entirety, in one transaction or a series of related transactions, directly or indirectly, to any other Subsidiary, or permit any Subsidiary to consolidate with or merge with or into such Guarantor, unless

(i)        a Guarantor will be the surviving Person in such merger or consolidation, or, if such Guarantor consolidates with or merges into another Subsidiary or conveys or transfers or leases its properties and assets substantially as an entirety, in one transaction or a series of related transactions, directly or indirectly, to any other Subsidiary, such successor Person is an entity organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia;

(ii)        the successor Person, if not already a Guarantor, expressly assumes such Guarantor’s Guarantee under the Guaranty;

(iii)        immediately after giving effect to the consolidation, merger, conveyance, transfer or lease, there exists no Default or Event of Default; and

(iv)        the Borrower has delivered to the Administrative Agent a certificate signed by a Responsible Officer of the Borrower and an opinion of counsel, each in form and substance reasonably satisfactory to the Administrative Agent.

(c)        Notwithstanding the foregoing clause (b), any Guarantor (other than a Material Domestic Subsidiary) may liquidate or dissolve if the Borrower reasonably determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders.

(d)        This covenant shall not apply to the direct or indirect conveyance, transfer, lease or disposition of all or any portion of the stock, assets or liabilities of any Loan Party to any other Loan Party.

7.04        Sale/Leaseback Transactions.

(a)        Neither the Borrower nor any Guarantor may engage in a transaction with any Person (other than the Borrower or a Guarantor) providing for the leasing by the Borrower or any Guarantor of any property of the Borrower or a Guarantor, except for transactions (i) involving a lease which will not exceed three years, including renewals (or which may be terminated by the Borrower or the applicable Guarantor within a period of not more than three years), (ii) involving a lease of property executed by the time of, or within 12 months after, the latest of the acquisition, completion of construction, or commencement of operations of such property, (iii) that were for the sale and leasing back to the Borrower or a Subsidiary of any property, and (iv) that were entered into prior to, or within 12 months of, the Effective Date (a “Sale/Leaseback Transaction”), unless the net proceeds of the sale or transfer of the property to be leased are at least equal to the fair market value of such property and unless:

(b)        (i) this Agreement would have allowed the Borrower or any of the Subsidiaries to create a Lien on such property to secure debt in an amount at least equal to the Attributable Indebtedness in respect of such Sale/Leaseback Transaction without securing the Obligations pursuant to Section 7.01; or

(ii)        within 360 days, the Borrower or any Guarantor applies an amount equal to the net proceeds of such sale or transfer to:

(A)        the voluntary retirement of any indebtedness of the Borrower or its Subsidiaries maturing by its terms more than one year from the date of issuance, assumption or guarantee thereof, or which is extendible or renewable at the sole option of the obligor in such manner that it may become payable more than one year from the date of issuance, assumption or guarantee, which ranks equally with the Loans in right of payment and owing to a Person other than the Borrower or any Affiliate of the Borrower; or

(B)        the purchase of additional property that will constitute or form a part of property or other assets used or useful in a business permitted by Section 7.06, and which has a fair market value at least equal to the net proceeds of such sale or transfer.

(c)        Notwithstanding the provisions of the immediately preceding paragraph, the Borrower or any Guarantor may enter into a Sale/Leaseback Transaction which would otherwise be subject to Section 7.04(a) so as to create an aggregate amount of Attributable Indebtedness after giving effect thereto that does not, together with all Exempted Debt, exceed the greater of (A) $100.0 million and

(B) 12.5% of Consolidated EBITDA for the Measurement Period, determined on a Pro Forma Basis, in each case measured at the date of any Incurrence of Exempted Debt.

(d)        For purposes of this covenant:

(i)        in determining compliance with any U.S. dollar-denominated restriction on the entering into of any Sale/Leaseback Transaction, the U.S. dollar-equivalent principal amount of Attributable Indebtedness denominated in a foreign currency shall be calculated based upon the relevant currency exchange rate in effect on the date such Attributable Indebtedness in respect of such Sale/Leaseback Transaction was Incurred; and

(ii)        the maximum amount of Attributable Indebtedness the Borrower or any Guarantor may Incur in respect of any Sale/Leaseback Transaction shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

7.05        Restricted Payments. The Borrower shall not, nor shall it permit any Subsidiary to, declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a)        each Subsidiary may make Restricted Payments to any Loan Party, and any other Person that owns a direct Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b)        any Loan Party may make Restricted Payments to, or issue or sell any Equity Interests to, or accept any capital contribution from, any other Loan Party;

(c)        the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(d)        the Borrower and each Subsidiary may purchase, redeem or otherwise acquire its Qualified Equity Interests with the proceeds received from the substantially concurrent issue of new Qualified Equity Interests;

(e)        the Borrower may repurchase its Equity Interests from current or former directors, officers or employees of the Borrower or any of its Subsidiaries, their estates, spouses or former spouses or make payments to such persons upon termination of employment or directorship, in connection with stock options, stock appreciation rights or other equity or equity-based incentives pursuant to incentive plans or in connection with the death or disability of such persons in an aggregate amount not to exceed $5,000,000 in any fiscal year;

(f)        the Borrower may repurchase, cancel or withhold Equity Interests to the extent (i) such repurchase is deemed to occur upon or in connection with the exercise or vesting of any options, warrants or other equity awards and (ii) such Equity Interests (A) represent a portion of the purchase price of such options, warrants or other equity awards or (B) are repurchased, cancelled or withheld to facilitate the satisfaction of any tax liabilities incurred upon or in connection with the exercise or vesting of any options, warrants or other equity awards;

(g)        the Borrower may make cash payments in lieu of issuing fractional or “odd lot” Equity Interests in connection with acquisitions;

(h)        the payment of any dividend within 60 days after the date of declaration thereof, so long as (A) at the time of payment, no Event of Default exists and (B) at the time of declaration of such dividend, such dividend could have been made pursuant to clause (i) below; and

(i)        in addition to the foregoing Restricted Payments, the Borrower and each Subsidiary may make additional Restricted Payments so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom and the Borrower shall be in compliance, on a Pro Forma Basis, with the financial covenants set forth in Section 7.07.

7.06        Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the Effective Date or any business substantially related, incidental or complementary thereto (as determined in good faith by the Borrower).

7.07        Financial Covenants.

(a)        Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than 4.00:1.00.

(b)        Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Borrower to be greater than 4.25:1.00; provided that, if the Borrower or one or more of its Subsidiaries consummates a Material Acquisition, the Borrower may elect, by written notice delivered to the Administrative Agent within thirty (30) days following the consummation of such Material Acquisition (a “Leverage Increase Election”), to increase the maximum permitted Consolidated Leverage Ratio to 4.50 to 1.00 in respect of the two (2) fiscal quarters ended immediately following the consummation of such Material Acquisition (including the fiscal quarter in which such Material Acquisition occurs) (the period during which any such increase in the maximum permitted Consolidated Leverage Ratio shall be in effect being called a “Leverage Increase Period”). For the avoidance of doubt, a Leverage Increase Election made after the end of a fiscal quarter, but within thirty (30) days following the consummation during such fiscal quarter of a Material Acquisition, will have retroactive effect as of the end of such fiscal quarter and, so long as the maximum permitted Consolidated Leverage Ratio in effect following such Leverage Increase Election is not exceeded, will not result in the occurrence of a Default or Event of Default under this Section as of the end of such fiscal quarter. There may be no more than two Leverage Increase Periods during the term of the facility hereunder.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01        Events of Default. Any of the following shall constitute an Event of Default:

(a)        Non-Payment. The Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) pay within three Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation or any fee due hereunder, or (iii) pay any other amount payable hereunder or under any other Loan Document within five Business Days after (x) written request therefor or (y) in the case of reimbursement of expenses, receipt of invoice therefor, or (iv) deposit any funds as Cash Collateral in respect of L/C Obligations when required; or

(b)        Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a), 6.05(a) (with respect to the legal existence of the Borrower only), 6.11, 6.12, or Article VII; or

(c)        Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent or the Required Lenders; or

(d)        Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)        Cross-Default. (i) Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such payment is not made within any applicable grace period in respect of any Indebtedness (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause after giving effect to any applicable grace period, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, provided that this clause (i)(B) shall not apply to secured Indebtedness of a Loan Party or a Subsidiary that becomes due upon the sale or transfer by such Loan Party or Subsidiary of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness, or unsecured Indebtedness of a Loan Party or a Subsidiary that does not become due but contains an obligation to offer to purchase such Indebtedness following an asset sale in the event the proceeds of such sale are not reinvested in the business or used to repay a category of Indebtedness that includes the Loans (it being understood that this clause (i)(B) shall apply if such offer to purchase is actually made or required to be made); or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f)        Insolvency Proceedings, Etc. Any Loan Party or any Subsidiary (other than an Immaterial Subsidiary) thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g)        Inability to Pay Debts; Attachment. (i) Any Loan Party or any Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h)        Judgments. There is entered against any Loan Party or any Subsidiary thereof (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)        ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect; or

(j)        Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations (other than any Unmatured Surviving Obligations), ceases to be in full force and effect; or any Loan Party or any Subsidiary of any Loan Party contests in writing the validity or enforceability of any material provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any material provision of any Loan Document, or purports to revoke, terminate or rescind any material provision of any Loan Document; or

(k)        Change of Control. There occurs any Change of Control.

8.02        Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)        declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)        declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c)        require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d)        exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents;

provided, however, that if an Event of Default described in Section 8.01(f) occurs with respect to the Borrower, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03        Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.15 and 2.16, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest but including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.03 and 2.15; and

Last, the balance, if any, after all of the Obligations (other than any Unmatured Surviving Obligations) have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(e) and Section 2.15, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of

Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above, and thereafter applied as provided in clause “Last” above.

ARTICLE IX

ADMINISTRATIVE AGENT

9.01      Appointment and Authority.

(a)        Each of the Lenders and the L/C Issuer hereby irrevocably appoints JPMCB to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender and the L/C Issuer hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and solely in the case of Sections 9.06 and 9.10, the Borrower and the other Loan Parties, and the Borrower shall not have rights as a third party beneficiary of any of such provisions other than Sections 9.06 and 9.10.

(b)        As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and the L/C Issuer; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders and the L/C Issuer with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c)        In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the L/C Issuer (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing:

(i)        the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, the L/C Issuer or holder of any other obligation other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and/or the transactions contemplated hereby; and

(ii)        nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account.

9.02      Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03      Administrative Agent’s Reliance, Indemnification, Etc..

(a)        Neither the Administrative Agent nor any of its Related Parties shall be (i) liable to any Lender for any action taken or omitted to be taken by such party, the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder.

(b)        The Administrative Agent shall be deemed not to have knowledge of any (i) notice of any of the events or circumstances set forth or described in Section 6.03 unless and until written notice thereof stating that it is a “notice under Section 6.03” in respect of this Agreement and identifying the specific clause under said Section is given to the Administrative Agent by the Borrower, or (ii) notice of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Administrative Agent by the Borrower, a Lender or L/C Issuer. Further, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent.

(c)        Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 10.06, (ii) may rely on the Register to the extent set forth in Section 10.06(c), (iii) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or L/C Issuer and shall not be responsible to any Lender or L/C Issuer for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, may presume that such condition is satisfactory to such Lender or L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or L/C Issuer sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

9.04      Posting of Communications.

(a)        The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the L/C Issuer by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b)        Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Amendment No. 3 Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the L/C Issuer and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, the L/C Issuer and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c)        THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY LEAD ARRANGER OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, THE L/C ISSUER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM, EXCEPT TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY A FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH APPLICABLE PARTY.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or the L/C Issuer by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.

(d)        Each Lender and the L/C Issuer agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and the L/C Issuer agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or L/C Issuer’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e)        Each of the Lenders, the L/C Issuer and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(f)        Nothing herein shall prejudice the right of the Administrative Agent, any Lender or the L/C Issuer to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

9.05      Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06      Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor, which shall be a bank with an office in the United States or an Affiliate of any such bank with an office in the United States and which shall, unless an Event of Default under Section 8.01(a) or 8.01(f) has occurred and is continuing at such time, be reasonably acceptable to the Borrower (which acceptance shall not be unreasonably delayed). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications (including such acceptance by the Borrower) set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by an Administrative Agent pursuant to this Section shall also constitute the resignation by such Person as L/C Issuer. Upon the acceptance of a successor’s appointment as Administrative Agent, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, (ii) the retiring L/C Issuer shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

9.07      Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent, any arranger of this credit facility or any amendment thereto or any other Lender or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, any arranger of this credit facility or any amendment thereto or any other Lender or any of their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08      No Other Duties, Etc. Anything herein to the contrary notwithstanding, the Lead Arrangers listed on the cover page hereof shall have no powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

9.09      Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)        to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and

(b)        to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer or in any such proceeding.

9.10      Guaranty Matters.

(a)        If any Guarantor ceases to be a Subsidiary as a result of a transaction permitted hereunder, such Guarantor shall be automatically released from its obligations under the Guaranty pursuant to this Section 9.10. Upon such automatic release and at the Administrative Agent’s reasonable written request, the Borrower shall deliver to the Administrative Agent an officer’s certificate certifying that such Guarantor has ceased to be a Subsidiary.

(b)        If any Guarantor ceases to be a Material Domestic Subsidiary, the Borrower may give written notice thereof to the Administrative Agent requesting the release of such Guarantor from the Guaranty. Such request shall be accompanied by (i) an officer’s certificate certifying that such Guarantor has ceased to be a Material Domestic Subsidiary and (ii) information reasonably satisfactory to the Administrative Agent to evidence that such Guarantor is not a Material Domestic Subsidiary. The Lenders and the L/C Issuers irrevocably authorize the Administrative Agent to release any such Guarantor from its obligations under the Guaranty and the other Loan Documents.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such Guarantor from its obligations under the Guaranty and the other Loan Documents, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

9.11      Withholding Taxes. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender (which shall, for purposes of this Section 9.11, include any L/C Issuer) an amount equivalent to any applicable withholding tax. Without limiting or expanding the provisions of Section 3.01, each Lender shall, and does hereby, indemnify the Administrative Agent against, and shall make payable in respect thereof within 30 days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold tax from amounts paid to or for the account of such Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to setoff and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.11. The agreements in this Section 9.11 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

9.12      Certain ERISA Matters.

(a)        Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)        such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii)        the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)        (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)        such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)        In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, the Lead Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

(c)        Each of the Administrative Agent and the Lead Arrangers hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE X

MISCELLANEOUS

10.01      Amendments, Etc. Subject to Section 3.03(b) and (c), no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)        (i) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender (it being understood that a waiver of any condition precedent in Section 4.01 or 4.02, or the waiver of any Default or Event of Default or any mandatory prepayment, shall not constitute an extension or increase of any Commitment) or (ii) extend the final expiration of any Letter of Credit beyond the Maturity Date without the written consent of each Lender directly affected thereby;

(b)        postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment;

(c)        reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary (i) to waive the application of Section 2.08(b) or the last sentence of Section 2.03(i), (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder, or (iii) to waive any obligation of the Borrower to pay interest, commitment fees or Letter of Credit Fees at the highest grid rate upon the occurrence and continuance of any Event of Default;

(d)        change (i) Section 8.03 without the written consent of each Lender directly affected thereby or (ii) Section 2.12(a) or Section 2.13 in a manner that would alter the pro rata sharing of payments required thereby, or any change to the definition of “Applicable Percentage” that would alter such pro rata sharing of payments, without the written consent of each Lender directly affected thereby;

(e)        change any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(f)        waive any condition set forth in Section 4.01 without the written consent of each Lender; or

(g)        release all or substantially all of the value of the Guarantors (measured by value of the Guarantors, not by number) from the Guaranty, without the written consent of each Lender,

except to the extent the release of any Subsidiary from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);

and provided, further, that without limiting any requirement that the same be signed or executed by the Borrower or any other applicable Loan Party, as the case may be, (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document and (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding anything herein to the contrary, the Borrower and the Administrative Agent may, without the input or consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate in the opinion of the Administrative Agent to effect the provisions of Section 2.14 or 2.17.

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, the Borrower may replace such non-consenting Lender in accordance with Section 10.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).

Notwithstanding the foregoing, if the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement, so long as such amendment, modification, or supplement is not adverse to the interests of any Lender or L/C Issuer.

10.02      Notices; Effectiveness; Electronic Communications.

(a)        Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)        if to the Borrower, the Administrative Agent or the L/C Issuer, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)        if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Approved Electronic Platforms to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b)        Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by Approved Electronic Platforms pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)        [Reserved].

(d)        Change of Address, Etc. Each of the Borrower, the Administrative Agent and the L/C Issuer may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent and the L/C Issuer. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e)        Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03        No Waiver; Cumulative Remedies. No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.04    Expenses; Indemnity; Damage Waiver.

(a)        Costs and Expenses. The Borrower shall pay or reimburse (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and the Lead Arrangers and their respective Affiliates (including the reasonable and documented fees, charges and disbursements of one counsel (together with one local counsel, if necessary, in each relevant jurisdiction for the Lead Arrangers and the Administrative Agent)), in connection with the syndication of the facility provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers (including proposed amendments, modifications or waivers) of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer and their respective Affiliates (including, without limitation, the reasonable fees and disbursements of one counsel (together with one local counsel, if necessary, in each relevant jurisdiction and another counsel if an actual conflict of interest exists among the Administrative Agent, the L/C Issuer, the Lenders and their respective Affiliates) for the Administrative Agent, the Lenders, the L/C Issuer and their respective Affiliates taken together), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)        Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Lead Arrangers, each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related reasonable and documented out-of-pocket costs and expenses (including, without limitation, the reasonable and documented fees and disbursements of one counsel (together with one local counsel, if necessary, in each relevant jurisdiction) for all Indemnitees taken as a whole; provided that if there is a conflict of interest, the Borrower shall so indemnify for expenses of one additional counsel to the affected Indemnitees taken as a whole), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of

(i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or any of the Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee (and, upon any such determination pursuant to this clause (x), any indemnification payments with respect to such losses, claims, damages, liabilities or related expenses previously received by such Indemnitee shall be subject to reimbursement by such Indemnitee), (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for material breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) result from claims of any of the Indemnitees against any other Indemnitee (and not by one or more Indemnitees against the Administrative Agent, the Lead Arrangers or the L/C Issuer in such capacity) that have not resulted from the action, inaction, participation or contribution of the Borrower or its Subsidiaries or any of their respective officers, directors, stockholders, partners, members, employees, agents, representatives or advisors.

(c)        Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or the L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d)        Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing in this sentence shall affect the Borrower’s indemnity and reimbursement obligations pursuant to Section 10.04(c). No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)        Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)        Survival. The agreements in this Section shall survive the resignation of the Administrative Agent and any of the L/C Issuers, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05    Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06    Successors and Assigns.

(a)        Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder (other than pursuant to Section 7.03) without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of Section 10.06(d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)        Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.06(b), participations in L/C Obligations) at the time owing to it); provided that except in the case of an assignment to a Lender or an Affiliate of the assigning Lender, any such assignment shall be subject to the following conditions:

(i)        Minimum Amounts. (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender, no minimum amount need be assigned; and

(B)        in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, unless (x) such assignment is in connection with the primary syndication of the facility hereunder or (y) each of the Administrative Agent and, so long as no Event of Default under Section 8.01(a), Section 8.01(f) (with respect to the Borrower) or Section 8.01(g)(i) (with respect to the Borrower) has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii)        Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iii)      Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)        the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default under Section 8.01(a), Section 8.01(f) (with respect to the Borrower) or Section 8.01(g)(i) (with respect to the Borrower) has occurred and is continuing at the time of such assignment, (2) such assignment is to a Lender, an Affiliate of a Lender, an Approved Fund, JPMCB or an Affiliate of JPMCB or (3) such assignment is in connection with the primary syndication of the facility hereunder; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within fifteen (15) Business Days after having received notice thereof;

(B)        the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Commitment if such assignment is to a Person that is not a Lender, an Affiliate of such Lender, an Approved Fund, JPMCB or an Affiliate of JPMCB; and

(C)        the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding);

(iv)      Assignment and Assumption.

(A)        The parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable,

an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, in either case, together with a processing and recordation fee of $3,500;

(B)        The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

(v)        No Assignment to Borrower. No such assignment shall be made to (A) the Borrower or any of its Subsidiaries, or any of the Borrower’s Affiliates other than Morgan Stanley and its Affiliates, excluding the Borrower and its Subsidiaries, or (B) to any Defaulting Lender; and

(vi)        No Assignment to Natural Persons. No such assignment shall be made to a natural person.

In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each L/C Issuer and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d).

(c)        Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and interest amounts) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the

Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

Upon its receipt of a duly completed Assignment and Assumption executed by the assigning Lender and an assignee or to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with any Note or Notes subject to such assignment, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), any applicable tax forms and any written consent to such assignment required by paragraph (b) of this Section 10.06, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register.

(d)        Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent or the L/C Issuer, sell participations to any Person (other than a natural person, a Defaulting Lender, or the Borrower or any of its Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirement to provide any applicable forms under Section 3.01) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(b) (provided that any documentation required to be delivered pursuant to Section 3.01(e) shall be delivered solely to the participating Lender). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation with respect to a Commitment or Loan to the Borrower shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each Participant’s interest in the Commitment and/or Loan (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(e)        Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to a greater payment results from a Change in Law after the Participant acquired such participation.

(f)        Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)        Resignation as L/C Issuer after Assignment. Notwithstanding anything to the contrary contained herein, if at any time JPMCB assigns all of its Commitment and Loans pursuant to Section 10.06(b), JPMCB may, upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of JPMCB as L/C Issuer. If JPMCB resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(e)). Upon the appointment of a successor L/C Issuer, (a) such successor L/C Issuer shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

10.07        Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) on a confidential and need-to-know basis to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives who need to know such information in connection with the transactions contemplated hereby (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and will be subject to customary confidentiality obligations of professional practice or will agree (which agreement may be oral or pursuant to company policy) to be bound by the terms of this Section 10.07 (or language substantially similar to this Section 10.07), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners) (in which case such Person, to the extent permitted by law and except where such disclosure is made in the course of routine audits or reviews by regulatory or self-regulatory authorities, shall inform the Borrower promptly) or to any Federal Reserve Bank or central bank in connection with a pledge or assignment pursuant to Section 10.06(f), (c) to the extent required pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or by applicable laws (including for purposes of establishing a “due diligence” defense) or regulations or by any subpoena or similar legal process (in which case such Person, to the extent permitted by law, shall inform the Borrower promptly), (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 10.07, to (i) any permitted assignee of or Participant in, or any prospective permitted assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section, (ii) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a basis that to its knowledge is nonconfidential from a source other than the Borrower or (iii) is independently developed by such Person. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Commitments; provided that such disclosure shall in no event include information beyond the scope of information publicly filed with the SEC without the consent of the Borrower.

For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a basis that to its knowledge is nonconfidential prior to disclosure by any Loan Party or any Subsidiary thereof, provided that, in the case of information received from a Loan Party or any such Subsidiary after the Effective Date, such information is clearly identified at the time of delivery as confidential or is delivered pursuant to Section 6.01, 6.02 or 6.03 hereof. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Borrower and its Related Parties or their respective Subsidiaries, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with those procedures and applicable Law, including United States Federal and state securities Laws.

All Information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement will be syndicate-level information, which may contain material non-public information about the Borrower, the Loan Parties and their Related Parties or their respective securities. Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its Administrative Questionnaire a credit contact who may receive Information that may contain material non-public information in accordance with its compliance procedures and applicable Law.

10.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, each L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower owing under this Agreement or any other Loan Document to such Lender, such L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office or Affiliate of such Lender or the L/C Issuer different from the branch or office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so setoff shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, each L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10    Counterparts; Integration; Effectiveness.

(a)        This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or PDF (or similar file) by electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)        Electronic Execution of Assignments. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent. Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Loan Parties, electronic images of this Agreement or any other Loan Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.

10.11    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.12    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent or the L/C Issuers, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13    Replacement of Lenders. If any Lender requests compensation under Section 3.04 or delivers a notice described in Section 3.02, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)        the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.06;

(b)        such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in L/C Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)        in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)        such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Any Lender being replaced pursuant to this Section 10.13 shall promptly (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans and participations in L/C Obligations, and (ii) deliver any Notes evidencing such Loans to the Borrower or Administrative Agent.

10.14    Governing Law; Jurisdiction; Etc.

(a)        GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)        SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT SITTING IN NEW YORK COUNTY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY OTHER PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)        WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)        SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16    No Advisory or Fiduciary Responsibility.

(a)        In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lead Arrangers are arm’s-length commercial transactions between the Borrower and its Subsidiaries, on the one hand, and the Administrative Agent and the Lead Arrangers, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (ii) (A) each of the Administrative Agent and each Lead Arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Subsidiaries, or any other Person and (B) neither the Administrative Agent nor any Lead Arranger has any obligation to the Borrower or any of its Subsidiaries with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents. The Borrower agrees that it will not assert any claim against the Administrative Agent, any Lead Arranger, any Lender or the L/C Issuer based on an alleged breach of fiduciary duty by Administrative Agent, any Lead Arranger, any Lender or the L/C Issuer in connection with this Agreement and the transactions contemplated hereby.

(b)        The Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Lender Party, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Lender Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrower and other companies with which the Borrower may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Lender Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

(c)        In addition, the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Lender Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrower may have conflicting interests regarding the transactions described herein and otherwise. No Lender Party will use confidential information obtained from the Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrower in connection with the performance by such Lender Party of services for other companies, and no Lender Party will furnish any such information to other companies. The Borrower also acknowledges that no Lender Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Borrower, confidential information obtained from other companies.

10.17    USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA Patriot Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA Patriot Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

10.18    Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the Write-down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)        the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)        the effects of any Bail-In Action on any such liability, including, if applicable:

(i)        a reduction in full or in part or cancellation of any such liability;

(ii)        a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)        the variation of the terms of such liability in connection with the exercise of the Write-down and Conversion Powers of any EEA Resolution Authority.

10.19    Acknowledgement Regarding Any Supported QFCs.

(a)        To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).

(b)        In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[Signature Pages Intentionally Omitted]

Schedule 2.01A

COMMITMENTS AND APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage
JPMorgan Chase Bank, N.A.	$80,000,000	20.000000000%
Bank of America, N.A	$50,000,000	12.500000000%
Goldman Sachs Bank USA	$50,000,000	12.500000000%
Morgan Stanley Bank, N.A.	$25,000,000	6.250000000%
MUFG Bank, Ltd.	$25,000,000	6.250000000%
Citizens Bank, N.A.	$35,000,000	8.750000000%
Fifth Third Bank	$35,000,000	8.750000000%
TD Bank, N.A.	$35,000,000	8.750000000%
Credit Suisse AG, Cayman Islands Branch	$32,500,000	8.125000000%
Wells Fargo Bank, N.A.	$32,500,000	8.125000000%
Total:	$400,000,000	100.000000000%

Schedule 5.12

SUBSIDIARIES AND OTHER EQUITY INVESTMENTS; LOAN PARTIES

In the below chart, list each of MSCI Inc.’s subsidiaries, direct or indirect, their jurisdiction of organization and the percentage of their equity owned by MSCI Inc. or a subsidiary of MSCI Inc.

Subsidiary Name	Jurisdiction of Organization	Percentage of MSCI Inc. Ownership
Barra International, LLC	US - Delaware	100%*
Barra, LLC**	US - Delaware	100%
BarraConsult, Ltda.	Brazil	100%*
Carbon Delta AG	Switzerland	100%*
Carbon Delta Germany GmbH	Germany	100%*
MSCI G.K.	Japan	100%*
MSCI India Holdings No. 1 Sàrl	Switzerland	100%*
MSCI India Holdings No. 2 Sàrl	Switzerland	100%*
Investment Property Databank Limited	US - Illinois	100%
Investment Property Databank Limited	United Kingdom	100%*
Investment Property Databank Pty Limited	Australia	100%*
Investment Property Databank South Africa (Proprietary) Limited	South Africa	100%*
IPD France	France	100%*
IPD Group Limited	United Kingdom	100%*
IPD Investment Property Databank GmbH	Germany	100%*
IPD Nederland B.V.	Netherlands	100%*
IPD Norden AB	Sweden	100%*

Subsidiary Name	Jurisdiction of Organization	Percentage of MSCI Inc. Ownership
K.K. IPD Japan	Japan	100%*
KLD Research and Analytics, Inc.	US - Massachusetts	100%*
Measurisk, LLC	US - Delaware	100%*
MSCI Australia Pty Limited	Australia	100%*
MSCI Barra Financial Information Consultancy (Shanghai) Limited	China	100%
MSCI Barra (Suisse) Sàrl	Switzerland	100%*
MSCI Canada ULC	Canada (Nova Scotia)	100%*
MSCI France	France	100%*
MSCI Grand Cayman Limited	Cayman Islands	100%*
MSCI ESG Research (Australia) Pty Ltd.	Australia	100%*
MSCI ESG Research (France)	France	100%*
MSCI ESG Research (UK) Limited	United Kingdom	100%*
MSCI ESG Research LLC	US - Delaware	100%
MSCI GP I LLC	US - Delaware	100%*
MSCI Holdings LLC	US - Delaware	100%
MSCI Holdings 2 LLC	US - Delaware	100%*
MSCI Holdings 3 LLC	US - Delaware	100%*
MSCI Hong Kong Limited	Hong Kong	100%*
MSCI Hong Kong Management Limited	Hong Kong	100%*
MSCI Kft.	Hungary	100%
MSCI Korea Limited	Korea	100%*
MSCI Limited	United Kingdom	100%*
MSCI, S. de R.L. de C.V.	Mexico	100%*

Subsidiary Name	Jurisdiction of Organization	Percentage of MSCI Inc. Ownership
MSCI Scot 1 LP	Scotland	100%*
MSCI Scot 2 LP	Scotland	100%*
MSCI Services Private Limited	India	100%*
MSCI Taiwan Limited	Taiwan	100%*
MSCI UK Holdings Limited	United Kingdom	100%*
MSCI (Singapore) Private Limited	Singapore	100%*
RiskMetrics Group Holdings, LLC**	US - Delaware	100%*
RiskMetrics Group, LLC**	US - Delaware	100%
RiskMetrics Solutions, LLC**	US - Delaware	100%*

*	Not a first-tier subsidiary of MSCI Inc. This entity is indirectly owned through one or more lower-tier MSCI Inc. subsidiaries.

**	Loan Party.

Schedule 7.01

EXISTING LIENS

Entity	Type of Lien	Amount
MSCI Inc.	Oklahoma state tax lien	$35,772.44*
RiskMetrics Solutions, LLC	New York state tax lien	$928,072.94*

* Paid, pending removal.